UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

A. H. Belo Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2009

Dear Fellow Shareholder:

I invite you to attend our annual meeting of shareholders that will be held on May 14, 2009 in the auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas. Included is a map for your use.

At the meeting, you will hear a report on A. H. Belo’s operations and have a chance to meet your directors and executive officers. This package includes the formal notice, proxy statement, and proxy card for the meeting, together with A. H. Belo’s 2008 annual report. The proxy statement tells you more about the agenda and voting procedures for the meeting. It also describes how the A. H. Belo Board operates and provides information about A. H. Belo’s directors, including those nominated for election at this year’s meeting.

We are using recently adopted Securities and Exchange Commission rules that allow A. H. Belo to furnish proxy materials on the Internet to participants in the A. H. Belo Savings Plan and the separate Belo Savings Plan maintained by Belo Corp. Accordingly, these shareholders will not automatically receive paper copies of our proxy materials. We will mail a notice to these shareholders with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. This notice also provides information on how these shareholders may obtain paper copies of our proxy materials free of charge, if they so choose. We believe that these rules allow us to provide these shareholders with the information they need to vote their shares while reducing delivery costs and any environmental impact.

For those A. H. Belo shareholders with access to the Internet, we encourage you to vote your shares over the Internet. Detailed instructions on how to vote over the Internet or by telephone are set forth on the proxy card. We encourage you to elect to receive future annual reports, proxy statements, and other materials over the Internet by following the instructions in the proxy statement. This electronic means of communication is quick and convenient and reduces the Company’s printing and mailing costs.

Whether or not you attend the meeting, I encourage you to vote your shares as soon as possible either by returning your proxy card or by voting using the Internet or telephone voting procedures outlined in the enclosed materials or in the Notice of Internet Availability of Proxy Materials. Even if you own only a few shares, it is important that your shares be represented at the annual meeting. If you are unable to attend the annual meeting in person, you may listen to the meeting by online Webcast. Please see the notice on the next page for more information.

I hope to see you on May 14th.

Sincerely,

Robert W. Decherd
Chairman of the Board
President and Chief Executive Officer

A. H. Belo Corporation P. O. Box 224866 Dallas, Texas 75222-4866 Tel. 214.977.8200 Fax 214.977.8201
www.ahbelo.com Deliveries: 400 South Record Street Dallas, Texas 75202-4806

P. O. Box 224866
Dallas, Texas 75222-4866
www.ahbelo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2009

To A. H. Belo Shareholders:

Please join us for the 2009 annual meeting of shareholders of A. H. Belo Corporation (“A. H. Belo” or the “Company”). The meeting will be held in the auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas, on Thursday, May 14, 2009, at 1:30 p.m., Dallas, Texas time. The annual meeting of shareholders will be simultaneously Webcast on A. H. Belo’s Web site (www.ahbelo.com/invest). Following the conclusion of the meeting, a replay of the Webcast will be archived on the Company’s Web site through May 28, 2009.

At the meeting, holders of A. H. Belo Series A common stock and A. H. Belo Series B common stock will act on the following matters:

1.	Election of three Class I directors and one Class III director;

2.	Approval of the A. H. Belo 2008 Incentive Compensation Plan;

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm; and

4.	Any other matters that may properly come before the meeting.

All record holders of shares of A. H. Belo Series A common stock and A. H. Belo Series B common stock at the close of business on March 19, 2009 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

This year, we are using recently adopted Securities and Exchange Commission rules that allow A. H. Belo to furnish proxy materials on the Internet to participants in the A. H. Belo Savings Plan and the separate Belo Savings Plan maintained by Belo Corp. Consequently, these shareholders will not automatically receive paper copies of our proxy materials. We will instead send to these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The electronic delivery of our proxy materials will reduce our printing and mailing costs and any environmental impact.

The Notice of Internet Availability of Proxy Materials identifies the date, time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a Web site where shareholders can request a paper or e-mail copy of their proxy materials, including our proxy statement, annual report to shareholders and a voting instruction card, free of charge.

By Order of the Board of Directors

DONALD F. CASS, JR.
Secretary

April 3, 2009

P. O. Box 224866
Dallas, Texas 75222-4866
www.ahbelo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held On May 14, 2009

This proxy statement contains information related to the annual meeting of shareholders of A. H. Belo Corporation (“A. H. Belo” or the “Company”) to be held on Thursday, May 14, 2009, beginning at 1:30 p.m., Dallas, Texas time, in the auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas, and any postponement or adjournment of the meeting.

This proxy statement and related proxy card will be distributed to shareholders beginning on or about April 7, 2009. For those shareholders receiving a Notice of Internet Availability of Proxy Materials (the “Notice”), the Notice will be distributed to those shareholders on or about April 3, 2009.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of four directors, approval of the A. H. Belo 2008 Incentive Compensation Plan, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and any other matters properly brought before the meeting. Management will report on A. H. Belo’s performance in 2008 and respond to questions and comments from shareholders.

Who can attend the annual meeting?

Shareholders and guests of A. H. Belo may attend the annual meeting.

Who may vote at the meeting?

Only shareholders who owned A. H. Belo shares at the close of business on March 19, 2009, the record date, or their duly appointed proxies, are entitled to vote at the meeting. If you owned A. H. Belo shares at the close of business on March 19, 2009, you are entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 18,091,204 shares of Series A common stock and 2,443,782 shares of Series B common stock were outstanding and entitled to vote.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of A. H. Belo Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

Can I vote my shares of Belo Corp.?

No, shares of Belo Corp. are not eligible for voting at this meeting. A. H. Belo is now a separate public company. Only shares of A. H. Belo Corporation are eligible to vote at the May 14, 2009 meeting.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. A majority of the voting power of the outstanding shares eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, in person or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf, or you may vote in person at the meeting.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name are covered by a proxy card. If you hold shares indirectly through someone else, such as a broker, you may receive material from that person asking how you want to vote.

Shares held in your A. H. Belo Savings Plan account or in your Belo Savings Plan account (maintained by Belo Corp.) may be voted only by the plan trustee, but you may instruct the plan trustee on how to vote them. Information on how to provide voting instructions to the plan trustee via the Internet is set out in the Notice of Internet Availability of Proxy Materials. The Notice also includes information on how to obtain paper copies of the proxy materials, including a voting instruction card, if you so desire. (For more information, please refer to the question and answer “How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan” below.)

It is important that you follow the instructions on each proxy card or the Notice and vote the shares represented by each card or the Notice separately.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, the Company has elected to provide access to its proxy materials over the Internet to participants in the A. H. Belo Savings Plan and the separate Belo Savings Plan maintained by Belo Corp. Accordingly, a Notice was sent to these shareholders. These shareholders will have the ability to access the proxy materials on the Web site referred to in the Notice or request to receive free of charge a printed set of the proxy materials, including a voting instruction card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set out in the Notice. The Notice also has instructions on how to provide voting instructions to the plan trustee via the Internet.

In addition, all shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions in the paragraph captioned “How to Receive Future Proxy Statements and Annual Reports Online” in the “Annual Report and Additional Materials” section on page 61 of this proxy statement. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and any environmental impact.

How do I vote by proxy?

If you vote by proxy, you may vote online via the Internet, by telephone, or by completing and returning your enclosed proxy card in the envelope provided. All proxy cards that are properly completed and submitted will be voted as specified. However, if you sign, date, and return your proxy card but do not check any boxes, the shares represented by that card will be voted FOR all nominees standing for election as directors, FOR approval of the A. H. Belo 2008 Incentive Compensation Plan, FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and, at the discretion of the proxy holders, on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

If you want to vote using the Internet or telephone, please follow the instructions on each proxy card or the Notice and have the proxy card or the Notice available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy cards must be received and votes cast using the Internet or telephone must be cast by the date and time noted on the card or the Notice.

If your shares are held indirectly, your broker or nominee may not offer voting using the Internet or telephone. Please be certain to check your proxy card or contact your broker or nominee to determine available voting arrangements.

If you participate in either the A. H. Belo Savings Plan or the Belo Savings Plan and had full shares credited to your account as of the record date, please refer to the information set forth in the question and answer “How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan” below.

How do I vote in person?

For shares registered in your name, you may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a legal proxy from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on March 19, 2009. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy. Voting instructions with respect to shares held in the A. H. Belo Savings Plan or the Belo Savings Plan must be submitted by May 12, 2009, and may not be provided at the meeting.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

Can I change my vote or revoke my proxy?

Yes. For shares registered in your name, you may revoke your proxy (including an Internet or telephone vote) by:

▶	filing a written notice of revocation with the corporate Secretary of A. H. Belo Corporation at any time prior to the annual meeting;

▶	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;

▶	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

▶	voting by ballot at the meeting.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

For information on how to revoke or modify previously given voting instructions with respect to shares held through one of the Savings Plans, please see “How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan” below.

Attendance at the meeting does not by itself revoke a previously granted proxy.

How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan?

Fidelity Management Trust Company is the plan trustee for both the A. H. Belo Savings Plan and the separate Belo Savings Plan maintained by Belo Corp. (together, the “Savings Plans”). Only the plan trustee can vote the shares held by the Savings Plans. If you participate in either of these Savings Plans and had full shares of A. H. Belo common stock credited to your account as of the record date, you received a Notice of Internet Availability of Proxy Materials in lieu of paper copies of our proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet and how to request a printed set of the proxy materials, including a voting instruction card, if you desire to do so. The Notice also has information on how to provide your voting instructions to the plan trustee via the Internet. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from participants in the Savings Plans before the annual meeting, the trustee must receive your voting instructions by May 12, 2009. If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your shares FOR all nominees standing for election as directors, FOR approval of the A. H. Belo 2008 Incentive Compensation Plan and FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. In addition, at its discretion, the trustee of the Savings Plans will be authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting. If the trustee does not receive instructions from you (by Internet, telephone or voting instruction card) by May 12, the trustee will vote your shares in the same proportion as the shares in your particular savings plan for which voting instructions have been received. You may revoke or modify previously given voting instructions by May 12, 2009, by submitting a new voting instruction by Internet or telephone, filing with the trustee either a written notice of revocation or submitting a properly completed and signed voting instruction card by that date.

What vote does the Board recommend?

The Board recommends a vote FOR all nominees standing for election as directors, FOR approval of the A. H. Belo 2008 Incentive Compensation Plan and FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each matter?

▶  Election of directors — The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as you see fit. Broker non-votes have no effect on the outcome of the election. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation and the Board will act on such resignation as provided in the Company’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix A. All nominees standing for election at the 2009 annual meeting of shareholders are incumbent directors, except Tyree B. (Ty) Miller, who first stands for election as an A. H. Belo director at the 2009 annual meeting of shareholders.

▶  Approval of the A. H Belo 2008 Incentive Compensation Plan — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve the A. H. Belo 2008 Incentive Compensation Plan.

▶  Ratification of appointment of independent registered public accounting firm  — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for 2009.

▶  Other matters — Unless otherwise required by law or the Company’s Certificate of Incorporation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that properly may come before the meeting.

For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation. Therefore, broker non-votes have no effect on the outcome of the vote with respect to these matters.

PROXY SOLICITATION

Your proxy is being solicited on behalf of A. H. Belo’s Board of Directors. In addition to use of the mail, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of A. H. Belo. A. H. Belo pays the costs of this proxy solicitation.

We also supply brokers, nominees, and other custodians with proxy forms, proxy statements, and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees, and other custodians for their reasonable expenses.

A. H. BELO CORPORATION STOCK OWNERSHIP

The following tables set forth information as of March 19, 2009, about the beneficial ownership of A. H. Belo common stock by our current directors, nominees for election as director, the executive officers named in the Summary Compensation Table in this 2009 proxy statement, all current directors, director nominees and executive officers as a group, and by each person known to A. H. Belo to own more than 5% of the outstanding shares of A. H. Belo Series A or Series B common stock. At the close of business on March 19, 2009, there were 18,091,204 Series A shares, 2,443,782 Series B shares, and 20,534,986 combined Series A and Series B shares, issued and outstanding.

Under the rules of the Securities and Exchange Commission (“SEC”), the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of A. H. Belo common stock beneficially owned by all current directors, director nominees and executive officers as a group, representing 14.5% of the outstanding shares of Series A and Series B common stock, have combined voting power of 57.3%.

A. H. Belo Corporation Stock Ownership of Current Directors, Director Nominees and Executive Officers

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of March 19,
2009(1)(2)(3)
					Combined
	Series A		Series B		Series A and Series B
Name	Number	Percent	Number	Percent	Number	Percent
Robert W. Decherd*+	21,106	**	1,478,390	52.3%	1,499,496	7.2%
James M. Moroney III+	138,750	**	631,119	24.7%	769,869	3.7%
Donald F. (Skip) Cass, Jr.+	4,190	**	38,300	1.5%	42,490	**
Alison K. (Ali) Engel +	562	**	700	**	1,262	**
Daniel J. Blizzard+	428	**	6,120	**	6,548	**
Douglas G. Carlston*◆	0	**	1,026	**	1,026	**
Dealey D. Herndon*◆	141,120	**	546,876	22.3%	687,996	3.4%
Laurence E. Hirsch*	2,265	**	27,714	1.2%	29,979	**
Tyree B. (Ty) Miller◆	0	**	0	**	0	**
David R. Morgan*◆	0	**	0	**	0	**
John P. Puerner*	0	**	0	**	0	**
J. McDonald Williams*	1,465	**	15,620	**	17,085	**
All current directors, director nominees and executive officers as a group (12 persons)	309,885	1.7%	2,745,865	90.4%	3,055,750	14.5%

*	Director

◆	Nominee

+	Executive Officer

**	Less than one percent

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 7.7%; Jim Moroney, 4.1%; Dealey Herndon, 3.7%; and all current directors, director nominees and executive officers as a group, 14.7%. All other persons listed would be deemed to beneficially own less than 1% of the Series A shares. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options plus shares issuable upon the vesting and payment of restricted stock unit (RSU) awards listed in footnote (2) to the table.

The family relationships among the directors and named executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister. Jim Moroney is their second cousin.

The following shares are included in the individual’s holdings because the individual has either sole or shared voting and dispositive power with respect to such shares.

Robert Decherd — 2,796 Series A shares held in trust for which Robert serves as trustee; Robert disclaims beneficial ownership of these shares. Robert’s holdings also include 4,631 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

Jim Moroney — 11,129 Series A shares and 470,055 Series B shares held by Moroney Management, Limited, a family limited partnership of which he is the managing general partner, and 10,420 Series B shares held in a family trust as to which he has sole voting authority, as well as 96 Series B shares owned by Jim and his wife as to which he shares voting and dispositive power. Jim’s holdings also include 5,960 Series A shares held by a family charitable foundation for which Jim serves as trustee; 59,730 Series A shares held by the Estate of James M. Moroney, Jr., of which Jim is the executor; and 50,095 Series A shares and 33,319 Series B shares owned by Jim’s mother as to which he has voting and dispositive power.

Skip Cass — 309 Series A shares and 400 Series B shares owned by Skip and his wife as to which he shares voting and dispositive power.

Dealey Herndon — 4,000 Series A shares held by a charitable foundation she established and for which she serves as a director. Dealey disclaims beneficial ownership of these shares.

(2)	The number of shares shown in the table above includes (a) shares held in the A. H. Belo Savings Plan at March 19, 2009, (b) shares that could be purchased by exercise of options exercisable on March 19, 2009 or within 60 days thereafter (to and including May 18, 2009) under the A. H. Belo 2008 Incentive Compensation Plan and (c) shares that could be received upon the vesting and payment of RSU awards through May 18, 2009, as follows:

					Net Shares Issuable
					Upon Vesting &
	Shares Held in		Exercisable		Payment of RSU
	A. H. Belo Savings Plan		Stock Options		Awards
Name	Series A	Series B	Series A	Series B	Series A	Series B

Robert W. Decherd	1,093	—	—	380,850	—	—
James M. Moroney III	981	—	—	111,600	—	—
Donald F. (Skip) Cass, Jr.	591	—	—	37,900	—	—
Alison K. (Ali) Engel	13	—	—	700	—	—
Daniel J. Blizzard	—	—	—	6,120	—	—
Douglas G. Carlston	—	—	—	1,026	—	—
Dealey D. Herndon	—	—	—	12,627	265	—
Laurence E. Hirsch	—	—	—	27,714	265	—
Tyree B. (Ty) Miller	—	—	—	—	—	—
David R. Morgan	—	—	—	—	—	—
John P. Puerner	—	—	—	—	—	—
J. McDonald Williams	—	—	—	14,420	265	—
All current directors, director nominees and executive officers as a group (12 persons)	2,678	0	0	592,957	794	0

(3)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options or may receive upon the vesting and payment of RSU awards as indicated in footnote (2) to the table.

A. H. Belo Corporation Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of December 31, 2008(1)(2)
(except as noted in footnotes below)
					Combined
	Series A		Series B		Series A and Series B
Name and Address	Number	Percent	Number	Percent	Number	Percent

JPMorgan Chase & Co.; J.P. Morgan Investment Management, Inc.; and JPMorgan Investment Advisors, Inc.(3)	1,753,736	9.7%	—	**	1,753,736	8.6%
270 Park Avenue, 38th Floor New York, NY 10017

Roumell Asset Management LLC; and James C. Roumell(4)	1,685,115	9.3%	—	**	1,685,115	8.2%
2 Wisconsin Circle, Suite 660 Chevy Chase, MD 20815

Barclays Global Fund Advisors/CA; Barclays Global Investors, Ltd.; and . Barclays Global Investors, NA(5)	1,480,412	8.2%	—	**	1,480,412	7.2%
400 Howard Street San Francisco, CA 94105

Brian Ferguson; SoftVest, LP; and
Anthem Holdings, Inc.(6)	1,265,593	7.0%	—	**	1,265,593	6.2%
P. O. Box 302204 Austin, TX 78703

Wells Fargo & Company; and Evergreen Investment Management Company LLC(7)	1,095,598	6.1%	—	**	1,095,598	5.3%
420 Montgomery Street San Francisco, CA 94163

GoldenTree Asset Management LP; and GoldenTree Asset Management LLC(8)	1,092,258	6.0%	—	**	1,092,258	5.3%
300 Park Avenue New York, NY 10022

River Road Asset Management LLC(9)	971,730	5.4%	—	**	971,730	4.7%
462 S. Fourth Street, Suite 1600 Louisville, KY 40207

John L. (Jack) Sander(10)	6,044	**	180,600	6.9%	186,644	**
10751 E. Cottontail Scottsdale, AZ 85255

**	Less than 1%

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature.

(2)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes on the table.

(3)	Based upon information contained in its report on Schedule 13G for the year ended December 31, 2008, as filed with the SEC on January 30, 2009, JPMorgan Chase & Co., through its wholly-owned subsidiaries, J.P. Morgan Investment Management, Inc. and JPMorgan Investment Advisors, Inc., has sole investment authority with respect to all of these shares and sole voting authority with respect to 1,540,254 of these shares.

(4)	Based upon information contained in their report on Schedule 13G for the year ended December 31, 2008, as filed with the SEC on February 11, 2009, (a) Roumell Asset Management LLC has sole investment authority with respect to all of these shares and shared voting authority with respect to 1,674,805 of these shares and (b) James C. Roumell has sole voting authority with respect to 10,310 of these shares.

(5)	Based upon information contained in their report on Schedule 13G for the year ended December 31, 2008, as filed with the SEC on February 5, 2009, (a) Barclays Global Investors, N.A. has sole investment authority with respect to 597,744 of these shares and has sole voting authority with respect to 474,575 of these shares; (b) Barclays Global Fund Advisors has sole investment authority with respect to 871,080 of these shares and sole voting authority with respect to 671,024 of these shares; and (c) Barclays Global Investors, Ltd. has sole investment authority with respect to 11,588 of these shares.

(6)	Based upon information contained in their initial report on Schedule 13G for March 6, 2009, as filed with the SEC on March 13, 2009, Brian Ferguson, SoftVest, LP, and Anthem Holdings, Inc. share investment and voting authority with respect to all of these shares.

(7)	Based upon information contained in Wells Fargo & Company’s report on Schedule 13G for the year ended December 31, 2008, as filed with the SEC on January 29, 2009, Wells Fargo & Company, directly or through its wholly-owned subsidiary, Evergreen Investment Management Company LLC, has sole investment authority with respect to 1,094,150 of these shares, shared investment authority with respect to 1,448 of these shares, and has sole voting authority with respect to all of these shares.

(8)	Based upon information contained in its report on Schedule 13G for the year ended December 31, 2008, as filed with the SEC on February 6, 2009, GoldenTree Asset Management LP and GoldenTree Asset Management LLC share investment and voting authority with respect to all of these shares.

(9)	Based upon information contained in its report on Schedule 13G for the year ended December 31, 2008, as filed with the SEC on February 17, 2009, River Road Investment Management LLC has sole investment authority with respect to all of these shares and sole voting authority with respect to 693,390 of these shares.

(10)	John L. (Jack) Sander is a former Vice Chairman of Belo Corp. As of December 31, 2008, his holdings included 180,600 Series B Shares that could be purchased by the exercise of stock options issued to him under A. H. Belo’s stock plans. If his Series A total included shares into which his Series B shares held are convertible, he would be deemed to be the beneficial owner of 1.0% of the Series A shares.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under A. H. Belo’s equity compensation plans as of December 31, 2008; the amounts set out in the table do not include any adjustment for risk of forfeiture:

(c)
			(b)		Number of Securities
	(a)		Weighted-Average		Remaining Available for
	Number of Securities to be Issued		Exercise Price of		Future Issuance Under
	Upon Exercise		Outstanding Options,		Equity Compensation Plans
	of Outstanding Options,		Warrants and		(excluding securities
	Warrants and Rights(1)		Rights(2)		reflected in column (a))(3)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders(4)	241,771	3,784,388	—	$14.32	3,973,841
Equity Compensation Plans Not Approved by Shareholders	—	—	—	—	—
Total	241,771	3,784,388	—	$14.32	3,973,841

(1)	Shares of Series A common stock are potentially issuable under outstanding restricted stock unit grants and shares of Series B common stock are reserved for issuance under outstanding option grants.

(2)	Restricted stock units are valued as of the date of vesting and have no exercise price. Consequently, they are not included in the calculation of weighted average exercise price.

(3)	A. H. Belo’s equity compensation plans allow the Compensation Committee to designate either Series A or Series B common stock at the time of grant.

(4)	The A. H. Belo 2008 Incentive Compensation Plan, the Company’s only equity compensation plan under which Series A or Series B common stock is authorized for issuance, was approved by Belo Corp., as the Company’s sole shareholder, prior to the date A. H. Belo became a publicly-traded company. The A. H. Belo 2008 Incentive Compensation Plan is being submitted for shareholder approval at the Company’s 2009 annual meeting for purposes of satisfying certain requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that A. H. Belo’s executive officers and directors, and persons who own more than ten percent of a registered class of A. H. Belo common stock, file reports with the SEC within specified time periods disclosing their beneficial ownership of A. H. Belo common stock and any subsequent changes in beneficial ownership of A. H. Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons or otherwise, we believe that all filings required to be made by the reporting persons during 2008 were timely filed, except as follows. Initial reports on Form 3 for all current directors and executive officers were required to be filed on January 22, 2008, but were filed one day late due to administrative error; except for the Forms 3 for Messrs. Morgan and Puerner, which were timely filed.

PROPOSAL ONE: ELECTION OF DIRECTORS

A. H. Belo’s bylaws provide that the Board of Directors comprises 5 to 10 directors, divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 68th birthday.

Each independent director serves on each of the three standing committees of the Board (Audit, Compensation, and Nominating and Corporate Governance); Mr. Decherd and Mrs. Herndon do not serve on any standing committee of A. H. Belo’s Board of Directors.

In connection with his appointment by President Barack Obama as Assistant to the President and Director of the White House Military Office, Louis E. Caldera tendered his resignation as an A. H. Belo director effective January 16, 2009.

Nominees for A. H. Belo Directors

The following candidates are nominated by the Board. Each Class I Director is an incumbent director and will be eligible to serve a three-year term until the 2012 annual meeting. Tyree B. (Ty) Miller is not currently a director of A. H. Belo. He is standing for election as a Class III Director and will be eligible to serve a two-year term until the 2011 annual meeting.

The independence of each incumbent director and of the director nominee, Ty Miller, is addressed under “Corporate Governance — Director Independence”; see page 28 of this proxy statement.

Class I Directors (Current terms expire at A. H. Belo’s 2009 annual meeting)

Douglas G. Carlston	Director since December 2007
Age 61	Compensation Committee Chairman

Doug Carlston has served as chairman of the board of Public Radio International since June 2003, having been a member of that board since March 1997. He also serves as chief executive officer of Tawala Systems, an Internet technology company he co-founded in 2005. Previously, in 1980, Doug co-founded Brøderbund Software, one of the world’s leading publishers of productivity and educational software, and served as chief executive officer from 1981 until 1996 and as chairman of the board from 1981 until 1998. Doug currently serves on the boards of the Albanian American Enterprise Fund, and the Long Now Foundation. He is a member of the Committee on University Resources of Harvard University and the Board of Advisors of Johns Hopkins School of Advanced International Studies. Doug previously served on the Board of Directors of Belo Corp. from July 2007 through January 2008.

Dealey D. Herndon	Director since December 2007
Age 62

Dealey Herndon is a project management expert with a specialty in project and construction management of large historic preservation projects. She is currently employed by the State Preservation Board of the State of Texas as project manager for the Governor’s Mansion Restoration following a major fire in 2008. From 1995 until the business was sold in 2006, she was president and majority owner of Herndon, Stauch & Associates, an Austin-based firm that managed commercial, public, and non-profit construction projects. From 1991 to 1995, she was executive director of the State Preservation Board of the State of Texas and managed the comprehensive Texas Capitol Preservation and Extension Project through its completion. Dealey served as a member of the Brackenridge Tract Task Force for the University of Texas System and was a member of the University of Texas at Austin Development Board through 2008. Dealey is a director of Belo Corp. and a trustee emeritus of the National Trust for Historic Preservation.

David R. Morgan	Director since May 2008
Age 45

Dave Morgan is the chief executive officer of Simulmedia, Inc., a New York City-based media technology company. He is the former executive vice president/Global Advertising Strategy for AOL, a position he held from September 2007 until February 2008. In September 2007, Time Warner acquired TACODA, an Internet behavioral targeting company that Dave founded and led as chief executive officer beginning in 2001. From 1995-2001, Dave was founder and chief executive officer of Real Media, Inc., and prior thereto, Dave served as general counsel and director of New Media Ventures for the Pennsylvania Newspaper Association. Dave is a member of the Board of Directors of the American Press Institute.

Class III Director (Term expires at A. H. Belo’s 2011 annual meeting)

Tyree B. (Ty) Miller	Director Nominee
Age 55

Ty Miller serves as a Senior Advisor with A. G. Hill Capital Partners, LLC, a Dallas-based investment firm, and has been a General Partner of COMM Ventures, Inc. from November 2007 to present. From October 2005 until February 2008, Ty was a Venture Partner with Austin Ventures, a venture capital firm. He served as president and chief executive officer of Bank One Global Treasury Services, a unit of Banc One Corporation, from 2000 until the business merged with JPMorgan Chase in July 2004. During his 28-year career with Bank One, Ty held several executive positions, including chairman and chief executive officer of Bank One, Texas NA from 1998 to 2000. He currently serves on the executive board of Cox School of Business at Southern Methodist University. Ty served as a director and chairman of Paymetric, Inc. from September 2004 to February 2009 and as a director of Corillian Corp. from April 2005 to May 2007. He was on the executive committee of The Clearing House Payment Company, New York, from 2001-2004.

The Board of Directors recommends a vote FOR Proposal One for the election of each of the nominees.

Directors Continuing in Office

Information regarding our directors continuing in office is provided below.

Class II Directors (Terms expire at A. H. Belo’s 2010 annual meeting)

Laurence E. Hirsch	Director since December 2007
Age 63

Larry Hirsch is the chairman of Eagle Materials Inc., a construction products company, a position he has held since July 1999. He is also the chairman of Highlander Partners, L.P., a private equity firm. Larry is the former chairman and chief executive officer of Centex Corporation, one of the nation’s largest homebuilders. He was chief executive officer of Centex from July 1988 through March 2004 and chairman of the board from July 1991 through March 2004. Larry serves as chairman of the Center for European Policy Analysis in Washington, D.C. and was recently named a director of Federal Home Loan Mortgage Corporation (Freddie Mac) in December 2008. Larry served as a director of Belo Corp. from August 1999 through January 2008.

John P. Puerner	Director since May 2008
Age 57	Nominating and Corporate Governance Committee Chairman Lead Director

John Puerner is a private investor whose professional career was spent primarily with Tribune Company. He served as publisher, president and chief executive officer of the Los Angeles Times from April 2000 to May 2005, when he retired from Tribune Company. Before that, John was publisher, president and chief executive officer of the Orlando Sentinel and vice president and director of marketing and development for the Chicago Tribune. He held a number of corporate staff positions in finance and strategic planning starting in 1979 when he joined Tribune Company.

Class III Directors (Terms expire at A. H. Belo’s 2011 annual meeting)

Robert W. Decherd	Director since December 2007
Age 57

Robert Decherd has served as A. H. Belo’s chairman, president, and Chief Executive Officer since December 2007 and has served as non-executive chairman of Belo Corp. since February 2008. During his 35-year career with Belo Corp., he held several executive positions, including: chairman and chief executive officer from January 1987 through January 2008; president from January 1985 through December 1986 and again from January 1994 through February 2007; and chief operating officer from January 1984 through December 1986. Robert has been a member of the Board of Directors of Kimberly-Clark Corporation since 1996, and served as that company’s Lead Director from 2004-2008. He serves on the Advisory Council for Harvard University’s Center for Ethics and the Board of Visitors of the Columbia University Graduate School of Journalism. From 2002 to March 2006, he served as a member of the FCC’s Media Security and Reliability Council, which was part of former President Bush’s Homeland Security initiative.

J. McDonald Williams	Director since December 2007
Age 67	Audit Committee Chairman

Don Williams is the former chief executive officer and chairman of Trammell Crow Company, a real estate services firm. He served as chief executive officer from 1977 through July 1994, as chairman of the board from August 1994 to May 2002, and as chairman emeritus from May 2002 until December 2006 when Trammell Crow Company merged with CB Richard Ellis. Don serves on the Boards of Directors of Tenet Healthcare Corporation, the Hoblitzelle Foundation, Southern Methodist University’s Perkins School of Theology, the Foundation for Community Empowerment, and the Dallas Museum of Art. From April 1985 through January 2008, Don served as a director of Belo Corp. and served as its Lead Director from March 2004 through February 2008.

PROPOSAL TWO: APPROVAL OF THE A. H. BELO
2008 INCENTIVE COMPENSATION PLAN

In 2008, our Board of Directors adopted the A. H. Belo 2008 Incentive Compensation Plan, which is designed to provide long-term and short-term incentives to executive officers, other key employees and directors. The plan was subsequently amended in 2008 by the Compensation Committee of the Board of Directors to make a minor change. We refer to the A. H. Belo 2008 Incentive Compensation Plan, as amended, as the 2008 Incentive Compensation Plan, the 2008 plan or the ICP.

The 2008 plan permits grants of stock-based awards and performance-based cash bonus opportunities to directors, executive officers and other key employees. The number of shares reserved for award under the 2008 plan is eight million, of which 2,888,025 shares were issued in connection with the spin-off transaction and 3,973,841 shares remain available for future awards as of March 19, 2009.

The Company desires to provide incentive compensation to the Company’s Chief Executive Officer and other designated executive officers of the Company under a plan that will meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, Section 162(m) prevents a company from receiving a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million for any year, unless that compensation is “performance-based.” In order to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the material terms of the performance goal under which the compensation is to be paid must be disclosed to and approved by a company’s shareholders.

In light of the Company’s desire to obtain shareholder approval of the 2008 plan, and in order to provide incentive compensation to the Company’s Chief Executive Officer and other designated executive officers under a plan that will meet the requirements of Section 162(m), the Board has recommended that the 2008 plan be submitted to the Company’s shareholders for approval at the Company’s 2009 annual meeting of shareholders.

Before the Company’s 2009 annual meeting of shareholders, the 2008 plan will continue to operate under a transitional rule for new public companies like the Company that were created in a spin-off from another public company. This transitional rule provides that “performance-based” compensation is exempt from the $1 million limitation if such compensation is awarded or paid prior to the first regularly scheduled meeting of shareholders that occurs more than 12 months after the date the Company became a separate publicly-traded company.

The following summary of the principal provisions of the 2008 plan is not intended to be exhaustive and is qualified in its entirety by reference to the full text of the 2008 plan, a copy of which is set forth in Exhibit I to this proxy statement.

General

The goal of the 2008 plan is to provide appropriate incentives that will allow the Company to attract and retain the best available talent and to encourage the directors and participating employees to put forth their maximum efforts for the success of the Company’s business, thereby serving the best interests of the Company and its shareholders.

All executive officers and other key employees of the Company and its subsidiaries and the Company’s non-employee directors are eligible to participate in the 2008 plan. In addition, certain holders of stock options and restricted stock units issued by Belo Corp. were granted stock options and restricted stock units under the 2008 plan in connection with the spin-off of the Company from Belo Corp. Approximately 55 individuals currently participate in the 2008 plan, including the Company’s non-employee directors and the executives officers named in the Summary Compensation Table on page 45 of this proxy statement.

The 2008 plan is a flexible plan that provides the Compensation Committee with discretion to fashion the terms of awards to provide eligible participants with stock-based incentives and performance-based bonus opportunities, payable in cash or stock as the Compensation Committee deems appropriate. The 2008 plan permits the issuance of awards in a variety of forms, including: (1) non-qualified and incentive stock options, (2) appreciation rights, (3) restricted stock, (4) restricted stock units, (5) performance shares and performance units, and (6) performance bonus opportunities (which we refer to as Incentive Compensation Plan Bonuses) that become payable annually upon achievement of specified Management Objectives (as defined below).

3,973,841 shares of common stock, subject to adjustment, will be available for future awards under the 2008 plan. See “Adjustments” below. Shares issued or transferred pursuant to the 2008 plan will be shares of Series A common stock or Series B common stock, as determined by the Compensation Committee in its discretion. The number of shares of common stock available under the 2008 plan will be adjusted to include shares that relate to awards which expire or are forfeited, or are transferred, surrendered or relinquished to or withheld by the Company in satisfaction of the exercise price of an option or in satisfaction of any tax withholding amount, or are paid in cash in lieu of shares.

On March 19, 2009, the market value of a share of Series A common stock was $0.92, and the market value of a share of Series B common stock is assumed to be the same as a Series A share.

The 2008 plan will expire on February 8, 2018, which is the tenth anniversary of the date on which Belo Corp. distributed to its shareholders all of the common stock of the Company. No further awards will be made under the 2008 plan on or after such tenth anniversary.

Administration of the 2008 Plan

Unless the administration of the 2008 plan has been expressly assumed by the Board pursuant to a resolution of the Board, the 2008 plan will be administered by the Compensation Committee, which at all times will consist of two or more directors appointed by the Board, all of whom will (1) meet all applicable independence requirements of the New York Stock Exchange and (2) qualify as “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms are amended from time to time. The Compensation Committee has the full authority and discretion to administer the 2008 plan and to take any action that is necessary or advisable in connection with the administration of the 2008 plan, including, without limitation, the authority and discretion to interpret and construe any provision of the 2008 plan or of any agreement, notification or document evidencing the grant of an award.

Awards under the 2008 Plan

Stock Options.  The Compensation Committee may from time to time authorize grants of stock options to any employee participant upon such terms and conditions as it may determine in accordance with the provisions of the 2008 plan. The Compensation Committee in its discretion will determine the number of shares of common stock subject to stock options to be granted to each participant. The Compensation Committee may grant non-qualified stock options, incentive stock options or a combination thereof to the participants. Stock options granted under the 2008 plan will provide for the purchase of common stock at a price not less than 100% of the market value thereof on the date the stock option is granted. No stock option will be exercisable more than ten years from the date of grant.

Stock options granted under the 2008 plan will be exercisable at such times and subject to such restrictions and conditions as the Compensation Committee shall approve. Each grant will specify that the exercise price is payable (1) in cash or by check acceptable to the Company, (2) by the actual or constructive transfer to the Company of shares of common stock already owned by the participant, (3) with the consent of the Compensation Committee, by withholding a number of shares otherwise issuable to a participant having a market value equal to the exercise price, or (4) in a combination of such methods of payment.

Each grant may also specify the required periods of continuous service by the participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the stock options or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the stock options in the event of a change in control (as defined below) or other similar transaction or event.

Neither the Compensation Committee nor the Board of Directors will authorize the amendment of any outstanding stock option to reduce the exercise price without the further approval of the shareholders of the Company, and no stock option will be cancelled and replaced with stock options having a lower exercise price without the further approval of the shareholders of the Company. The limitations described in this paragraph are not intended to prohibit adjustments permitted in the event of a stock split, stock dividend, merger, consolidation, or other corporate event or transaction as described in the 2008 plan. See “Adjustments” below.

Appreciation Rights.  The Compensation Committee may from time to time authorize grants of appreciation rights to any employee participant upon such terms and conditions as it may determine in accordance with the provisions of the 2008 plan. Appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. An appreciation right will be a right of the participant to receive from the Company upon exercise an amount which will be determined by the Compensation Committee at the date of grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. “Spread” means the excess of the market value per share of the common stock on the date the appreciation right is exercised over (1) the exercise price of the related stock option or (2) if there is no tandem stock option, the grant price provided for in the appreciation right, multiplied by the number of shares of common stock in respect of which the appreciation right is exercised.

Each grant of an appreciation right made in tandem with stock options will specify the exercise price and any grant not made in tandem with stock options will specify the grant price, which in either case will not be less than 100% of market value of the common stock on the date of grant. No appreciation right will be exercisable more than ten years from the date of grant.

Any grant may specify that the amount payable upon exercise of an appreciation right may be paid by the Company in cash, shares of common stock having an aggregate market value per share equal to the Spread or any combination thereof, as determined by the Compensation Committee in its discretion. Any grant may also specify that the amount payable on exercise of an appreciation right may not exceed a maximum amount specified by the Compensation Committee at the date of grant.

Each grant will specify the required periods of continuous service by the participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the appreciation rights or installments thereof will become exercisable, and will provide that no appreciation right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with stock options, when the related stock option is also exercisable. The Compensation Committee may also grant limited stock appreciation rights, which would become exercisable in the event of a change in control or other similar transaction or event.

Restricted Stock Units.  The Compensation Committee may from time to time authorize grants or sales to any employee participant of restricted stock units upon such terms and conditions as it may determine in accordance with the provisions of the 2008 plan. Each grant or sale will constitute the agreement by the Company to issue or transfer shares of common stock to the participant in the future in consideration of the performance of services, subject to the fulfillment during the deferral period of such conditions as the Compensation Committee specifies. Each grant or sale will provide that the restricted stock units will be subject to a deferral period fixed by the Compensation Committee on the date of grant, and any grant or sale may provide for early termination of the deferral period in the event of a change in control or other similar transaction or event. Each such grant or sale may be made without additional consideration or in consideration of a payment by the participant of an amount that is less than the market value of the common stock on the date of grant.

During the deferral period, the participant will not have any right to transfer any rights under the restricted stock units, any rights of ownership in the restricted stock units, or any right to vote the restricted stock units. The Compensation Committee can authorize the payment of dividend equivalents on the restricted stock units in cash or shares of common stock on a current, deferred, or contingent basis.

Restricted Stock.  The Compensation Committee may from time to time authorize grants or sales to any participant of restricted stock upon such terms and conditions as it may determine in accordance with the provisions of the 2008 plan. Each grant or sale will constitute an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the participant’s dividend rights during the period in which the shares of restricted stock are subject to any such restrictions. Each such grant or sale may be made without additional consideration or in consideration of a payment by such participant that is less than the market value of the common stock on the date of grant or sale.

Each such grant or sale will establish restrictions, such as required periods of continuous service, or other restrictions, including restrictions that constitute a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder. Any grant or sale may provide for the earlier termination of any such restrictions in the event of a change in control or other similar transaction or event. Each grant or sale may specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse.

Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal of the Company or provisions subjecting the restricted stock to continuing restrictions in the hands of any transferee).

Performance Shares and Performance Units.  The Compensation Committee may from time to time authorize grants to any employee participant of performance shares and performance units, which will become payable upon achievement of specified Management Objectives, upon such other terms and conditions as it may determine in accordance with the provisions of the 2008 plan.

Each grant will specify the time and manner of payment of performance shares or performance units that have become payable, which payment may be made in (1) cash, (2) shares of common stock having a market value equal to the aggregate value of the performance shares or performance units that have become payable, or (3) any combination thereof, as determined by the Compensation Committee in its discretion at the time of payment.

Each grant of a performance share or a performance unit may also contain such terms and provisions, consistent with the 2008 plan, as the Compensation Committee may approve, including provisions relating to the payment of performance shares or performance units upon a change in control or other similar transaction or event.

Any grant of performance shares may specify that the amount payable with respect to such performance shares may not exceed a maximum specified by the Compensation Committee on the date of grant. Any grant of performance units may specify that the amount payable, or the number of shares of common stock issued, with respect to such performance units may not exceed maximums specified by the Compensation Committee on the date of grant.

Incentive Compensation Plan Bonuses.  The Compensation Committee may from time to time authorize payment of annual incentive compensation in the form of an Incentive Compensation Plan Bonus to an employee participant, which will become payable upon achievement of specified Management Objectives during a 12-month performance period. Incentive Compensation Plan Bonuses will be payable upon such terms and conditions as the Compensation Committee may determine in accordance with the provisions of the 2008 plan. The Compensation Committee will specify the time and manner of payment of an Incentive Compensation Plan Bonus that becomes payable, which payment may be made in (1) cash, (2) shares of common stock having a market value equal to the aggregate value of the bonus that has become payable or (3) any combination thereof, as determined by the Compensation Committee in its discretion at the time of payment. In the event of a change in control during a performance period, each Incentive Compensation Plan Bonus will be determined at the greater of the target level of achievement or the actual level of achievement of the Management Objectives at the time of the change in control, without proration for a performance period of less than 12 months.

Management Objectives.  The Compensation Committee has broad discretion in its establishment of performance criteria for participants under the 2008 plan. As used in the 2008 plan, “Management Objectives” means the measurable performance objectives, if any, established by the Committee for a performance period that are to be achieved with respect to an award under the 2008 plan. Management Objectives may be described in terms of Company-wide objectives (in other words, the performance of the Company and all of its subsidiaries) or in terms of objectives that are related to the performance of the individual participant or of the division, subsidiary, department, region or function within the Company or a subsidiary in which the participant receiving the award is employed or on which the participant’s efforts have the most influence. The achievement of Management Objectives will be determined without regard to the effect on the Management Objectives of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the performance period and without regard to any change in accounting standards or applicable tax laws.

The Management Objectives applicable to any award to a participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to performance standards set by the Compensation Committee relating to or peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items): earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); net income; net operating profit; revenue; operating margins; share price; total shareholder return (measured as the total of the appreciation of and dividends declared on the common stock); return on invested capital; return on shareholder equity; return on assets; working capital targets; cost reduction; debt reduction; and industry-specific measures of audience or revenue share.

If the Compensation Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company (other than an acquisition or disposition by the Company of a trade or business), or the manner in which the Company conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Compensation Committee may in its discretion modify the Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a performance period as the Compensation Committee deems appropriate and equitable, except where taking action would result in the loss of the otherwise available exemption of an award under Section 162(m) of the Code. In those cases, the Compensation Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement.

Awards for Non-employee Directors

At a Board of Directors meeting held on May 13, 2008 and on the date of each annual meeting of the Company’s shareholders occurring after 2008, each non-employee director of the Company will be granted (1) an award under the 2008 plan that has a fair market value equal to 50% of the director’s annual compensation from the Company and (2) if the director so elects, an award that has a fair market value equal to all or a portion of the director’s remaining compensation from the Company. The form and terms of awards to non-employee directors will be determined by the Compensation Committee in its discretion subject to the terms of the 2008 plan, but unless the Compensation Committee decides otherwise, awards to nonemployee directors under the 2008 plan will be in the form of stock options. Any portion of the non-employee director’s compensation that is not paid in an award will be paid in cash.

For awards to non-employee directors, fair market value is determined as follows:

•	the fair market value of stock options or appreciation rights will be determined using the Black-Scholes option pricing model, a generally accepted binomial pricing model, or any other pricing model used by the Company to value stock options for financial reporting purposes if using such other model would not result in granting a greater number of stock options or appreciation rights than would be granted using the Black-Scholes model;

•	the fair market value of a restricted stock unit, a restricted share or a performance share will be equal to the market value per share of common stock of the Company on the date of grant; and

•	the fair market value of a performance unit will be its stated value.

If an individual is elected to the Board of Directors on a date other than the date of an annual shareholders meeting, the director’s compensation will be pro-rated for less than a full year of service as a director, and the pro-rated compensation will be paid in the form of an award valued as of the date of the director’s election to the Board and cash as described in the preceding paragraphs.

General Terms for Awards

Adjustments.  The Compensation Committee will make adjustments in the maximum number of shares reserved for issuance under the 2008 plan or that may be issued as part of any award, in the numbers of shares of common stock covered by outstanding stock options, appreciation rights, restricted stock units or performance shares granted thereunder, in the exercise price or grant price applicable to any stock options and appreciation rights, and/or in the kind of shares covered by awards (including shares of another issuer) as is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from (1) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (3) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2008 plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all awards that are replaced.

Effect of Termination.  Each agreement evidencing an award may contain provisions relating to the effect upon the award of an employee participant’s termination of employment or a director’s termination of service by reason of retirement, death, disability or otherwise.

Change in Control.  Under the 2008 plan, a change in control means the first to occur of the following events:

(1) the individuals who, as of February 8, 2008, were members of the Board of Directors (the “Incumbent Directors”) cease to constitute at least a majority of the Board; except that any individual who becomes a director after February 8, 2008 and whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors will be considered an Incumbent Director, other than as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board;

(2) the consummation of (A) a merger, consolidation or similar form of corporate transaction involving the Company or (B) a sale or other disposition of all or substantially all the assets of the Company, unless, immediately following such transaction or sale, (i) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of common stock of the Company or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such transaction or sale beneficially own more than 60% of the combined voting power of the then outstanding voting securities of the entity resulting from such transaction or sale (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such transaction or sale, of the Company’s outstanding voting securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of the transaction or sale as a result of their ownership prior to such consummation of voting securities of any entity involved in or forming part of such transaction or sale other than the Company or its subsidiary), (ii) no person or entity (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any entity controlled by the Continuing Entity) beneficially owns 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity, and (iii) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such transaction or sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such transaction or sale;

(3) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company; or

(4) any person, entity or group becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s voting securities; provided, however, that for purposes of this item (4), the following acquisitions will not constitute a change in control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (D) any acquisition by an underwriter temporarily holding such securities pursuant to an offering of such securities, or (E) any acquisition pursuant to a transaction or sale that does not constitute a change in control for purposes of item (2) above.

For purposes of applying the provisions of items (2) and (4) above at any time on or after February 8, 2008, neither Robert W. Decherd nor any person or entity holding voting securities of the Continuing Entity or the Company, as applicable, over which Robert W. Decherd has sole or shared voting power will be considered to be the beneficial owner of 30% or more of such voting securities.

Limitation on Awards

Awards under the 2008 plan will be subject to the following limitations:

(a) No more than four million shares will be issued or transferred as restricted stock or restricted stock units, excluding any such shares awarded to directors.

(b) No more than eight million shares, subject only to adjustment as described in “Adjustments” above, may be issued as incentive stock options.

(c) The maximum aggregate number of shares that may be subject to stock options, appreciation rights, restricted stock units, performance shares and restricted stock granted to any employee participant during a calendar year will not exceed 800,000 shares, subject to adjustment as described in “Adjustments” above. This limitation will apply whether the award is paid in cash or shares of common stock.

(d) The maximum aggregate cash value of payments to any employee participant for any performance period pursuant to an award of performance units will not exceed $5 million.

(e) The maximum Incentive Compensation Plan Bonus paid to any employee participant during any calendar year will not exceed $5 million.

Transferability; Amendments; Termination

Unless the Compensation Committee determines otherwise, (1) no award will be transferable by a participant other than by will or the laws of descent and distribution and (2) no stock option or appreciation right granted to a participant will be exercisable during the participant’s lifetime by any person other than the participant or his or her guardian or legal representative.

The 2008 plan may be amended from time to time by the Compensation Committee or the Board of Directors, but may not be amended without further approval by the shareholders of the Company if such amendment would result in the 2008 plan failing to satisfy any applicable requirements of the New York Stock Exchange, Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. The Board of Directors may terminate the 2008 plan at any time; provided, that no such termination will adversely affect any outstanding awards under the 2008 plan.

Benefits under the 2008 Plan

Pursuant to the transitional rule described above, grants were made during 2008 under the 2008 plan for performance in 2008. Please see the “Compensation Discussion and Analysis” section of this proxy statement and the “Grants of Plan-Based Awards in 2008” table for information regarding the 2008 grants to the named executive officers for 2008 performance and the “A. H. Belo Corporation Outstanding Equity Awards at Fiscal Year-End 2008” table in the “Executive Compensation” section of this proxy statement for information regarding all awards held by named executive officers under the 2008 plan as of December 31, 2008. All executive officers as a group (5 persons), the non-executive officer employee group and the non-executive director group received 460,000 stock options and no restricted stock unit awards, 946,498 stock options and no restricted stock unit awards, and 111,300 stock options and 37,100 restricted stock unit awards, respectively, during the year ended December 31, 2008, under the 2008 plan. Please see the “Director Compensation” table of this proxy statement for information about awards granted to each non-employee director during the year ended December 31, 2008 under the 2008 plan. No determination has yet been made as to the awards, if any, that any individual who is eligible to participate in the 2008 plan will be granted in the future.

Federal Income Tax Consequences

The following summary of the federal income tax consequences of the 2008 plan is not comprehensive and is based on current income tax laws, regulations and rulings.

Non-Qualified Stock Options.  Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

As a result of the optionee’s exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. The Company’s deduction will be taken in the Company’s taxable year in which the option is exercised.

The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference for alternative minimum tax purposes.

Incentive Stock Options.  An optionee does not recognize income upon the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. If the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares. The Company generally will not be entitled to any income tax deduction upon disposition of the shares.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an “Early Disposition”), the optionee generally will recognize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (1) the amount realized on the Early Disposition, or (2) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee upon an Early Disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of “tax preference” for alternative minimum tax purposes.

Appreciation Rights.  Recipients of appreciation rights do not recognize income upon the grant of awards. When a recipient elects to receive payment under an appreciation right, he or she recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

Restricted Stock Units.  Recipients of restricted stock units will generally recognize ordinary income equal to the fair market value of restricted stock units on the date that the shares are distributed to the recipient. The Company will be entitled to a tax deduction for the same amount. The holding period to determine whether a recipient has long-term or short-term capital gain or loss on a subsequent sale will generally begin when the shares are transferred to the recipient, and a recipient’s tax basis for the shares will generally equal the fair market value of the shares on the same date.

Restricted Stock.  Grantees of restricted stock generally do not recognize income at the time of the grant. However, when shares of restricted stock become free from any restrictions, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied, and the Company will receive a corresponding deduction. Alternatively, a grantee of restricted stock may, pursuant to Section 83(b) of the Code, elect to recognize income upon the grant of the stock and not at the time the restrictions lapse, in which event the Company would receive a corresponding deduction at that time.

Performance Shares and Performance Units.  Grantees of performance shares and performance units do not recognize income at the time of grant. When performance shares or performance units are paid, grantees recognize ordinary income in an amount equal to the fair market value of the shares or units paid, and the Company will receive a corresponding deduction.

Change in Control.  If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a change in control, all or a portion of the accelerated benefits may constitute “excess parachute payments” under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee’s average annual compensation over the five calendar years preceding the year of the change in control, and the Company is not entitled to a deduction for a similar amount.

Limitation on Deduction.  Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee (within the meaning of Section 162(m) of the Code) to the extent such remuneration exceeds $1 million per taxable year. Section 162(m) of the Code does not apply to compensation payable solely on account of the attainment of one or more performance goals if (1) the goals are determined by a committee of two or more outside directors, (2) the material terms under which the remuneration will be paid, including the goals, are disclosed to shareholders and approved by a majority of the shareholders, and (3) except in the case of appreciation rights and eligible stock options, the Compensation Committee certifies that the goals have been met before the compensation is paid to the covered employee. Compensation arising from appreciation rights and stock options in which the exercise price is no less than the fair market value on the date of grant constitutes compensation on account of attainment of a performance goal as long as the shareholders approve the 2008 plan, including the maximum number of shares per participant over a specific time period.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for approval of the A. H. Belo 2008 Incentive Compensation Plan.

The Board of Directors recommends a vote FOR Proposal Two for the approval of the A. H. Belo 2008 Incentive Compensation Plan.

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As part of our cost control measures, the Audit Committee determined to solicit and consider competitive proposals for audit services from independent public accounting firms. This proposal process resulted in the Audit Committee’s appointment of KPMG LLP to serve as our independent auditor to perform the audit of our financial statements for the fiscal year ending December 31, 2009. As a matter of good corporate governance, we have determined to submit the appointment of KPMG LLP for ratification by our shareholders.

Ernst & Young LLP served as our independent public accounting firm from February 2008 to March 2009. In March 2009, the Audit Committee of the Company elected not to continue its engagement of Ernst & Young LLP effective March 30, 2009. The reports of Ernst & Young LLP on the financial statements of the Company did not contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company did not have any disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

In March 2009, the Audit Committee approved KPMG LLP as our independent public accountant for the fiscal year ended December 31, 2009. No consultations occurred between the Company and KPMG LLP prior to KPMG LLP’s appointment regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Representatives of Ernst & Young LLP and KPMG LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the Ernst & Young LLP fees related to the audits of our financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 and the reviews of our financial statements for the quarterly periods within those fiscal years, and all other fees Ernst & Young LLP has billed us for services rendered during the fiscal years ended December 31, 2008 and December 31, 2007:

	2008	2007(1)

Audit Fees (consists of the audit of the annual consolidated financial statements, reviews of the quarterly consolidated financial statements, procedures to attest to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and assistance with SEC filings)	$823,000	$1,075,000(2)

Audit-Related Fees (consists of audits of employee benefit plans and consultations on financial accounting and reporting, and annual subscription to EYOnline)	$15,400	$—

Tax Fees (consists of assistance with the preparation of federal and state tax returns for fiscal 2008, general tax compliance for fiscal 2007, and consultations related to the tax implications of certain transactions and consulting on various matters in fiscal 2008 and 2007)	$10,000	$207,000

All Other Fees	$—	$—

(1)	Prior to the distribution of A. H. Belo common stock on February 8, 2008, all fees for services performed by Ernst & Young LLP for Belo Corp. and its subsidiaries were billed to and paid for by Belo Corp. Belo then allocated these fees to its subsidiaries, including the Company. The amount set forth in this column represent the portion of these fees that were allocated to the Company for fiscal year 2007.

(2)	In addition to amounts allocated to the Company by Belo Corp. as noted in footnote (1), Audit Fees include $75,000 paid by A. H. Belo in 2008 to Ernst & Young LLP in connection with the audit of its financial statements included in its Annual Report on Form 10-K for fiscal year 2007.

The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by KPMG LLP before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services are expected to exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related, and tax services should not exceed one-half the dollar amounts of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Committee Chairman and other Committee members the authority to pre-approve services in amounts up to $500,000 per engagement. Services pre-approved pursuant to delegated authority must be reported to the full Committee at its next scheduled meeting. The Company’s Chief Financial Officer reports periodically to the Audit Committee on the status of pre-approved services, including projected fees.

All services provided by and all fees paid to Ernst & Young LLP prior to February 8, 2008 were approved by the Belo Corp. Audit Committee in accordance with Belo Corp.’s pre-approval policy. All services provided by and all fees paid to Ernst & Young LLP subsequent to February 8, 2008 have been approved by our Audit Committee in accordance with our pre-approval policy.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

The Board of Directors recommends a vote FOR Proposal Three for the ratification of the appointment of KPMG LLP as A. H. Belo’s independent registered public accounting firm.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates A. H. Belo’s corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002, SEC regulations implementing this legislation, corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”), and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to A. H. Belo’s directors, management and other A. H. Belo employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews A. H. Belo’s corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents are posted on our Web site at www.ahbelo.com under “About A. H. Belo — Corporate Governance,” and are available in print, without charge, upon written or oral request to A. H. Belo Corporation, Attention: Donald F. Cass, Jr., Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200. A. H. Belo’s corporate governance documents codify our existing corporate governance practices and policies.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in A. H. Belo’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the NYSE listing standards, as well as additional, more stringent criteria established by the Board. The Board has determined that the following directors and director nominee are independent under these standards: Doug Carlston, Larry Hirsch, Ty Miller, Dave Morgan, John Puerner and Don Williams. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, NYSE listing standards and the independence standards set forth in A. H. Belo’s corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Meetings of the Board

The Board held eight meetings in 2008. Each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. Directors are expected to attend annual meetings of shareholders. The May 2009 meeting is the first annual meeting of shareholders to be held since A. H. Belo became a separate public company.

Committees of the Board

Each of the Board’s standing committees currently consists of Doug Carlston, Larry Hirsch, Dave Morgan, John Puerner and Don Williams, each of whom is an independent director under the NYSE listing standards and under the independence standards set forth in A. H. Belo’s corporate governance guidelines. If elected, it is anticipated that Ty Miller will serve on each of the Board’s standing committees. The Board has determined that Mr. Miller meets the director independence criteria included in the NYSE listing standards as well as the independence standards set forth in the Company’s corporate governance guidelines.

The Board has three standing committees, as follows:

Audit Committee.  Don Williams chairs the Audit Committee. Louis Caldera chaired the Audit Committee from December 2007 until his resignation from the Board effective January 16, 2009. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing A. H. Belo’s financial reporting processes, and, as part of this responsibility, consults with our independent auditors and with personnel from A. H. Belo’s internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met six times during 2008.

The Board has determined that each member of the Audit Committee meets both the SEC and the NYSE standards for independence. In addition, the Board has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board has also determined that at least one member of the Audit Committee, Don Williams, meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee.  Doug Carlston chairs the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer and sets his compensation level based on this evaluation. The Compensation Committee makes recommendations to the Board for base salaries of other executive officers and compensation for non-management directors, approves bonus levels and stock option awards for executive officers, and administers, among other plans, the Company’s 2008 Incentive Compensation Plan, the A. H. Belo Savings Plan, the A. H. Belo Change in Control Severance Plan, the A. H. Belo Pension Transition Supplement Plan, and the A. H. Belo Pension Transition Supplement Restoration Plan. The Compensation Committee met eight times during 2008.

To assist the Compensation Committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the Committee annually engages an outside compensation consultant. In February 2008, the Compensation Committee engaged Mercer as its compensation consultant. The scope of Mercer’s engagement was to undertake a comprehensive review of A. H. Belo’s executive compensation programs, and to assist in executive compensation recommendations for 2008. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the Company’s Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is chaired by John Puerner, who also serves as Lead Director. Don Williams chaired the Committee and was Lead Director from December 2007 through March 2009. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping A. H. Belo’s corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters. The Nominating and Corporate Governance Committee met twice during 2008.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Committee’s attention through current Board members, shareholders or other persons.

The policy of the Nominating and Corporate Governance Committee, as set forth in A. H. Belo’s corporate governance guidelines, is to consider shareholders’ recommendations for nominee(s) when shareholders supply the information required for director nominations under the advance notice provisions set forth in Article II of A. H. Belo’s bylaws within the time periods set forth in such Article of the bylaws. Shareholders desiring to submit a nomination for director should consult A. H. Belo’s bylaws, which are available upon request, for more specific information prior to submitting a nomination. The Committee evaluates shareholder nominees based on the same criteria it uses to evaluate nominees from other sources.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which A. H. Belo seeks to learn more about a candidate’s qualifications, background, and level of interest in A. H. Belo, and the candidate has the opportunity to learn more about A. H. Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election.

The Board convenes executive sessions of non-management directors without Company management at each regularly-scheduled meeting. The Lead Director is responsible for presiding at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually. Board committee chairs preside at executive sessions of their respective committees.

Audit Committee Report

As described more fully in our written charter, which is posted on our Web site at www.ahbelo.com under “About A. H. Belo — Corporate Governance,” the Audit Committee represents the Board in its oversight of A. H. Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent auditors, A. H. Belo’s audited consolidated financial statements. The Audit Committee has discussed with Ernst & Young LLP various matters, including the firm’s judgments as to the quality of A. H. Belo’s accounting principles and other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with the firm its independence from A. H. Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in A. H. Belo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Respectfully submitted,

Audit Committee
J. McDonald Williams, Chairman
Douglas G. Carlston
Laurence E. Hirsch
David R. Morgan
John P. Puerner

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the corporate Secretary, P. O. Box 224866, Dallas, Texas 75222-4866. Communications intended for a specific director or directors (such as the Lead Director or non-management directors) should be addressed to his, her, or their attention c/o the corporate Secretary at this address. Communications received from shareholders are forwarded directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

EXECUTIVE OFFICERS

A. H. Belo’s executive officers are as follows:

Name	Office Currently Held	Office Held Since

Robert W. Decherd	Chairman of the Board, President and Chief Executive Officer	2007	(1)

James M. Moroney III	Executive Vice President Publisher and Chief Executive Officer, The Dallas Morning News	2007	(2)
Donald F. (Skip) Cass, Jr.	Executive Vice President and Secretary	2007	(3)

Alison K. (Ali) Engel	Senior Vice President/Chief Financial Officer and Treasurer	2007	(4)
Daniel J. Blizzard	Senior Vice President	2007	(5)

(1)	Member of the Board of Directors. (See “Proposal One: Election of Directors” above for additional information.)

(2)	Jim Moroney, age 52, has served as executive vice president of A. H. Belo since December 2007 and continues to serve as publisher and Chief Executive Officer of The Dallas Morning News, a position he has held since June 2001. Previously, Jim held several executive positions with Belo Corp., including president of Belo Interactive, Inc. from its formation in May 1999 until June 2001, and executive vice president of Belo Corp. from July 1998 through December 1999, with responsibilities for Finance, Treasury, and Investor Relations. Jim presently serves on the boards of the Newspaper Association of America, Cistercian Preparatory School in Dallas and the State Fair of Texas. Jim joined A. H. Belo in December 2007.

(3)	Skip Cass, age 43, has served as executive vice president and secretary of the Company since December 2007, and has responsibility for Belo Interactive Media, Business Development and Belo Technologies. Skip was executive vice president of Belo Corp. from March 2007 through January 2008, overseeing its Belo Interactive Media and Business Development activities. During his career with Belo Corp., Skip held several executive positions, including executive vice president/Media Operations from February 2006 through February 2007. He also served as senior vice president from February 2000 through January 2006, which included responsibility for corporate communications from February 2000 through January 2002, and operating responsibility for the Press-Enterprise from January 2000 to January 2006 and for Belo Corp.’s Arizona broadcast operations from January 2002 to January 2006. Skip joined A. H. Belo in December 2007.

(4)	Ali Engel, age 38, has been senior vice president/Chief Financial Officer and treasurer of the Company since December 2007. From 2003 through January 2008, Ali held various senior positions with Belo Corp., serving as its vice president/Corporate Controller from January 2006 through January 2008 and as its director/accounting operations and corporate controller from February 2005 to December 2005. From 2000 to 2003, Ali was the assistant controller for EXE Technologies, Inc. Ali is a certified public accountant and has more than 13 years of financial management experience at diversified multi-unit business organizations and PricewaterhouseCoopers. Ali joined A. H. Belo in December 2007.

(5)	Dan Blizzard, age 50, serves as senior vice president of the Company, a position he has held since December 2007. He was vice president/Operations of Belo Corp. from January 2001 through January 2008 and also served as executive vice president/real estate for its subsidiary, Belo Investment Corporation, from January 2007 through January 2008. Prior, Dan served as director/procurement for The Dallas Morning News from May 1999 until 2001. He has recently served as chairman of the board of DowntownDallas and is a board member of the City Center TIF District, Downtown Connection TIF District, and the Downtown Dallas Development Authority. Dan joined A. H. Belo in December 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following executive summary highlights and summarizes information from this Compensation Discussion and Analysis and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please carefully read the entire Compensation Discussion and Analysis section and the compensation tables that follow for a more complete understanding of our executive compensation program.

A. H. Belo became a separate public company following its spin-off from Belo Corp. on February 8, 2008. A. H. Belo’s named executive officers’ compensation for 2008 was initially determined by Belo Corp.’s Compensation Committee in December 2007 prior to the spin-off. Following the February 8, 2008 spin-off, all compensation decisions for A. H. Belo’s named executive officers became subject to the oversight of A. H. Belo’s Compensation Committee. Accordingly, this Compensation Discussion and Analysis describes the compensation philosophy applied by Belo to the named executive officers with respect to the initial setting of 2008 compensation, and the ways in which A. H. Belo has changed its compensation philosophy during the year given current industry conditions and the economic environment. The Board of Directors and Compensation Committee of A. H. Belo have reviewed each of the elements of executive compensation during fiscal year 2008 and have made appropriate adjustments for the Company’s named executive officers as discussed herein.

The newspaper industry is experiencing substantial change caused by factors such as the effect of the Internet and other transformational technologies on consumers and advertisers and the rapid ascent of new media businesses. These challenges have become more pronounced given the impact of the current economic conditions in the U.S. and the additional stresses that these economic conditions have placed on our advertisers and consumers. From an executive compensation perspective, this challenging business environment underscores the importance of retaining both experienced and high-potential executives and rewarding superior individual performance that may not be reflected in the Company’s stock price or revenues. As a result, in March 2008, based upon our compensation consultant’s recommendation, the Compensation Committee approved a change in the performance criteria used to measure cash incentive award opportunities under the Company’s Incentive Compensation Plan. The Company decided to move away from an EPS model to a model that looks at four key business metrics: revenue, interactive revenue, expense control and EBITDA. These metrics better align incentive compensation opportunities with performance factors that directly impact the business. At the same time, however, the Compensation Committee also decided to retain the prerogative to award or not to award cash incentive bonuses under the Company’s Incentive Compensation Plan, including awards to the Company’s executive officers, even if the financial performance measures are met.

The significant downturn in the U.S. economy during 2008 negatively affected both the Company’s revenues and its stock price. During 2008, the Company took actions designed to align expenses with expected lower revenues in 2009, including actions to lower compensation expense. In September 2008, the Company amended the A. H. Belo Savings Plan to eliminate the Company’s two percent match under its 401(k) plan, and instead provided for a discretionary Company profit sharing contribution that will depend on the Company’s profitability. In addition, the Company announced in October 2008 a wage freeze that impacted all levels of the organization, including our executive officers. In December 2008, the Company changed its initial approach of targeting the median of compensation surveys in determining the size and type of long-term incentive compensation awards to Incentive Compensation Plan participants, including to its executive officers. Instead, the total value of long-term incentive awards made in December 2008 was significantly below the median in consideration of the Committee’s and the Company’s desire to moderate the level of share utilization given the Company’s recent stock price decline and the general downward trend in the size of long-term awards reflected in compensation survey data provided by the Company’s compensation consultant.

The Compensation Committee continuously monitored compensation trends as impacted by industry and U.S. economic trends during 2008, and reviewed its policies and approach in light of such trends. As a result, going forward into 2009, the Compensation Committee has also taken several new measures applicable in 2009. Effective January 1, 2009, the Company adopted the A. H. Belo Severance Plan to provide for a severance framework applicable both to employees generally and to our executive officers. The benefits payable under the Severance Plan represent a reduction from the Company’s prior severance guidelines. In addition, on March 31, 2009, the Company approved an amendment to its Change in Control Severance Plan to, among other matters, reduce the severance multiple payable under that plan and also took action to reduce the base salary levels of the executive officers. In the face of these unprecedented industry conditions compounded by the downturn in the U.S. economy generally, the Compensation Committee intends to address executive compensation policies and practices proactively.

Overview of Compensation Program

The Compensation Committee of the A. H. Belo Board of Directors oversees the Company’s overall compensation structure, policies and programs, and has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The primary management liaisons to the Committee in 2008 were the Company’s Chief Executive Officer, Robert Decherd, and its vice president/Human Resources, Sheila Hartley.

Compensation Objectives

A. H. Belo adopted compensation policies to achieve the following objectives:

•	establish a competitive compensation program;

•	attract and retain high-caliber executive talent in positions that most directly affect the Company’s overall performance;

•	motivate and reward executives for achievement of the Company’s financial and non-financial performance objectives;

•	encourage coordinated and sustained effort toward maximizing the Company’s value to its shareholders; and shareholders; and

•	align the long-term interests of executives with those of the Company’s shareholders.

Setting Executive Compensation

Prior to the spin-off of A. H. Belo from Belo Corp. in February 2008, Belo Corp. made initial executive compensation determinations for the A. H. Belo named executive officers. To assist the Belo Compensation Committee and management in assessing and determining appropriate competitive compensation for the executive officers of the post-spin companies, the Belo Compensation Committee engaged Mercer LLC (“Mercer”) as its compensation consultant. Mercer provided information, analyses, and objective advice regarding executive compensation for both Belo and A. H. Belo. After the spin-off, to assist the A. H. Belo Compensation Committee and management in assessing and determining appropriate competitive compensation for A. H. Belo executive officers, the A. H. Belo Compensation Committee also engaged Mercer as its compensation consultant. Mercer reports directly to the Chairman of the Compensation Committee, and also works with the Company’s management liaisons in developing market information to assist the Committee in making its decisions. In conjunction with Mercer, A. H. Belo determined that it would continue Belo Corp.’s practice of annually reviewing the competitiveness of our compensation programs to determine how well our actual compensation levels compare to our overall philosophy and target markets. Throughout 2008, the A. H. Belo Compensation Committee reviewed and monitored, with the assistance of its compensation consultant, trends in the industry, trends at similarly situated companies in terms of revenue, and trends in the market generally to determine appropriate compensation policies and recommendations to address deteriorating market and economic conditions.

Surveys and Determination of the Market.  In anticipation of the spin-off, Belo Corp., with the aid of its compensation consultant, assisted management in determining a peer group of companies in the newspaper industry with which A. H. Belo competes for executive talent (the “Peer Survey”) and designing compensation programs that would be competitive in that market. Peer selection was focused on size of the company in terms of revenue because revenues provide a reasonable point of reference for comparing like positions and scope of responsibility of individual officers. Peer selection was difficult due to the lack of publicly-traded companies with similar revenues with which we compete. For 2008, the Peer Survey included the following companies:

• The E. W. Scripps Company • Lee Enterprises, Inc. • Journal Register Company • Media General, Inc. • Gatehouse Media, Inc.	• Sun Times Media Group • The McClatchy Company • Journal Communications, Inc. • Meredith Corporation • The New York Times Company

To establish pay levels for our named executive officers, including A. H. Belo’s Chief Executive Officer, all components of direct compensation, including base salary, incentive cash bonus, and long-term incentives of the Peer Survey companies were reviewed. Belo’s compensation consultant determined the median (50th percentile) and the 75th percentile of the Peer Survey for each element of compensation. Given the changing nature of our industry, the actual companies used in the review process will likely vary from year to year, and the A. H. Belo Compensation Committee intends to review the peer group again during 2009 and make changes as appropriate.

Long-term incentive recommendations were developed by A. H. Belo after the spin-off with the assistance of the Company’s compensation consultant. In putting together the LTI award recommendations, it became clear that due to the significant decline in the Company’s stock price, the Company had to change its past approach of targeting the median value in determining the size of long-term incentive awards to Incentive Compensation Plan participants, including A. H. Belo executive officers. Otherwise, the resulting awards would have had an excessive dilutive effect on the Company’s outstanding common stock. Given the Company’s stock price and the unprecedented decline in the newspaper industry sector, management concluded, upon the guidance and advice of its compensation consultant, to look beyond the Peer Survey to set appropriate long-term incentive levels.

As an additional point of reference for purposes of determining long-term incentive compensation, data from general industry (“General Industry Data”) compiled by our compensation consultant was used as supplemental information in cases where the sample size of comparable data was too small for a given executive position. Companies selected by the Company’s compensation consultant were those with revenues ranging from $500 million up to $3 billion. Three survey sources were used to compile this General Industry Data: the Mercer Benchmark Database, the Towers Perrin Executive Compensation Database, and the Towers Perrin Media Survey. Due to the proprietary nature of these surveys and the size of the participant groups, the company names were not provided to management or the Compensation Committee.

The Mercer Benchmark Database consisted of compensation survey information from 107 companies with revenues in the $500 million to $1.5 billion range. The Towers Perrin Executive Compensation Database for General Industry participants is a database of approximately 42 companies that participate in Towers Perrin’s compensation survey, with revenues of less than $1 billion. The Towers Perrin Media Industry Executive Compensation Database, referred to as the Towers Perrin Media Survey, consisted of compensation survey information from 27 companies with media operations, with revenues of less than $3 billion. A. H. Belo does not choose the participants in these surveys, nor did it provide to its Compensation Committee the individual names of the participant companies in these three survey sources, other than the Peer Group selections. The Committee reviewed relevant data on these companies’ long-term incentive practices and the aggregate number of shares granted for long-term incentives. The Committee also considered the dollar value of awards, overall cost and the overall dilutive effect of long-term incentive awards.

Process and Role of Management.  In December 2007, prior to the spin-off, the Belo Compensation Committee used the Peer Survey to develop recommendations for base salary and annual cash incentive bonus opportunity for A. H. Belo’s executive officers, including its Chief Executive Officer. Using the estimated median and 75th percentile of the market data provided by our compensation consultant as a guide, the 2008 base salary recommendations were presented by Mercer to Belo’s Chief Executive Officer, Robert Decherd. Mr. Decherd adjusted these recommendations after taking into account each individual executive officer’s recent performance, as well as his or her experience, level of responsibility, and contributions to long-term goals during the current year. The compensation recommendations, together with the compensation histories and the percentile rankings for base salary and total cash compensation of A. H. Belo’s named executive officers relative to the Peer Survey, were then presented to the Belo Compensation Committee, which had full access to its compensation consultant, Robert Decherd and the Belo human resources staff who were involved in the formulation of recommendations. After consideration of the recommendations and adequate opportunity to address specific questions and concerns, the Belo Compensation Committee made final base salary and annual cash incentive compensation recommendations for the A. H. Belo named executive officers, excluding A. H. Belo’s Chief Executive Officer, to the non-management members of Belo’s Board of Directors for their approval. In its deliberations, the Belo Board considered compensation objectives and philosophy in light of the recommendations and the anticipated market characteristics of the post-spin Company. Based on its review and analysis, the non-management members of Belo’s Board approved the final compensation to be awarded to each named A. H. Belo executive officer, with the exception of A. H. Belo’s Chief Executive Officer. The Belo Compensation Committee evaluated and determined A. H. Belo’s Chief Executive Officer’s base salary and cash bonus opportunity after following the same process. In this regard, the Compensation Committee reviewed and received the same peer group information, except that market data for chief executive officer compensation was provided to Belo’s Compensation Committee without any specific compensation recommendation. In January 2008, the newly-formed A. H. Belo Compensation Committee approved and ratified the 2008 base salary and bonus opportunity for A. H. Belo’s Chief Executive Officer. The A. H. Belo Board of Directors also approved and ratified the 2008 base salary and bonus opportunity for the Company’s other named executive officers as previously approved by the Belo Corp. Board in December 2007.

After the spin-off, the A. H. Belo Compensation Committee, with the assistance of the Company’s compensation consultant and input from management, developed performance standards to be used as 2008 financial performance measures based upon the 2008 financial plan for the new A. H. Belo. The four performance measures and their relative weighting, as discussed in more detail below, were approved by the Compensation Committee in March 2008.

Long-term incentive compensation recommendations were continually re-evaluated by management and the Compensation Committee throughout 2008 in light of continuing deterioration in U.S. economic conditions and the Company’s stock price. Long-term incentive recommendations for all ICP participants were developed initially in March 2008 by Mr. Decherd and Ms. Hartley, with input from the Company’s compensation consultant. They were re-evaluated again in October 2008 with respect to the named executive officers. In putting together the LTI recommendations during 2008, it became clear that the Company had to change its initial approach of targeting the median in determining the size and type of long-term incentive awards to ICP participants, otherwise, the resulting awards would have been too costly and had an excessive dilutive effect. Instead, the Company, upon advice of its compensation consultant, determined that the Company should target aggregate LTI awards for ICP participants, including its named executive officers, that would not result in approximately more than 5% dilution of the Company’s outstanding Series A Common Stock. Utilizing that pool of awards, the Company, with the assistance of its compensation consultant, then developed LTI award recommendations for its named executive officers that resulted in award recommendations at or below the 25th percentile of the market. LTI recommendations for all named executive officers, other than the Chief Executive Officer, were presented to Robert Decherd. Mr. Decherd and Ms. Hartley then further adjusted these recommendations to reflect the appropriate level of share utilization given the Company’s stock price, the expense of such awards, and the continuing deterioration of economic conditions. These recommendations were then presented to the Committee, which had full access to its compensation consultant, Mr. Decherd and Ms. Hartley, who were involved in the formulation of recommendations. The Compensation Committee determined the amount of Mr. Decherd’s award. The Compensation Committee and the non-management members of the Board of Directors evaluated the recommendations and determined the long-term incentive awards for the named executive officers in December 2008.

Timing of Decisions.  The A. H. Belo Compensation Committee has three regularly-scheduled meetings each year in or around February, July, and December. Because this was the first year for A. H. Belo as a separate public company, the Compensation Committee also held a number of special meetings by telephone and in person to address compensation issues that arose from time to time. With respect to 2008 compensation for the A. H. Belo executive officers, the Belo Compensation Committee before the spin-off, and the A. H. Belo Compensation Committee after the spin-off held meetings to review, discuss, and set or recommend compensation levels for the A. H. Belo named executive officers.

The Committee continued to meet throughout 2008 in person during scheduled Board of Director meetings and via special meetings by telephone to address compensation issues. With respect to 2008 compensation for A. H. Belo executive officers, the following meetings were held to review, discuss, and set or recommend compensation levels:

December 2007	Belo Corp. Board of Directors considered and approved A. H. Belo named executive officer (other than Chief Executive Officer) 2008 base salaries, and cash incentive bonus opportunities; Belo Corp. Compensation Committee approved A. H. Belo Chief Executive Officer 2008 base salary and incentive bonus opportunity
January 2008	In preparation for the spin-off from Belo Corp., the A. H. Belo Compensation Committee reviewed and discussed compensation issues, policies and objectives of compensation metrics to be established for A. H. Belo incentive compensation plan participants; set the foundation of compensation philosophy for the new company’s executive compensation programs; and ratified Chief Executive Officer compensation recommended by Belo Corp. pre-spin. At this meeting, it was determined that the key objective of A. H. Belo’s executive compensation programs is to create and reinforce a strong performance-based culture. The design concept of the bonus plan components was discussed. The A. H. Belo Board of Directors ratified the 2008 base salary and bonus opportunity for A. H. Belo named executive officers other than its Chief Executive Officer
February 2008	Reviewed potential bonus target formulas and non-employee director compensation; established a maximum incentive award pool to ensure tax deductibility under Section 162(m) of the Code
March 2008	Established and adopted new incentive compensation program performance metrics; ratified new Chief Executive Officer compensation structure
September 2008	Reviewed and discussed compensation issues, policies and trends; discussed compensation philosophy for 2009
November 2008	Reviewed and discussed compensation issues, policies, and market trends
December 2008	Considered and approved preliminarily 2008 cash incentive bonuses based on estimated 2008 financial performance; awarded 2009 stock option awards; and set 2009 named executive officer base salaries

Elements of 2008 Executive Compensation

For the fiscal year ended December 31, 2008, the principal elements of compensation for A. H. Belo’s named executive officers were:

•	base salary;

•	annual cash incentive opportunity;

•	long-term equity incentive compensation; and

•	retirement and other benefits.

The structure of A. H. Belo’s executive compensation program is set forth in the A. H. Belo 2008 Incentive Compensation Plan and administered by the A. H. Belo Compensation Committee. The Company refers to the Incentive Compensation Plan as the ICP. The A. H. Belo ICP provides for two elements of compensation: short-term cash incentives (performance bonus), and long-term equity-based compensation. Awards under the ICP are supplemental to an ICP participant’s base salary. Officers of A. H. Belo and its subsidiaries, including A. H. Belo’s Chief Executive Officer and its other executive officers, are eligible to participate in the ICP. Additional ICP participants are selected by the A. H. Belo Compensation Committee based on management’s evaluation of an individual’s ability to affect significantly A. H. Belo’s profitability.

Base Salary.  The 2008 base salaries for the A. H. Belo named executive officers were initially set by Belo Corp. in December 2007 and were ratified by the A. H. Belo Compensation Committee in January 2008. In determining base salaries for 2008, Belo used the median and 75th percentile data from the Peer Survey as reference points for determining compensation levels. Belo used this survey data to prepare recommendations for base salary and total target cash compensation for each A. H. Belo executive officer, including the Chief Executive Officer. Further consideration was then given to each executive’s anticipated future role he or she would play in the stand-alone newspaper company following the spin-off. Base salaries for A. H. Belo executive officers are reviewed annually.

As discussed above, the Belo Corp. Compensation Committee reviewed the base salary recommendations for 2008 and made final recommendations to the Belo Corp. Board, except with respect to the Chief Executive Officer, for which the Committee had final approval. The A. H. Belo Compensation Committee ratified these decisions in connection with the spin-off. The 2008 base salaries for the A. H. Belo named executive officers were set in December 2007 as follows: Jim Moroney — $550,000; Ali Engel — $250,000; Skip Cass — $465,000; and Dan Blizzard — $240,000. Although Robert Decherd’s base salary was initially set at $800,000 by the Belo Corp. Compensation Committee in December 2007; effective as of February 8, 2008, Robert Decherd recommended a reduction in his 2008 base salary to $250,000, which the A. H. Belo Compensation Committee approved in March 2008. Robert Decherd’s initial 2008 base salary was significantly below the market median; Jim Moroney’s was at 54 percent of the median. Ali Engel’s base salary was materially below the median for her position but represented a significant increase over her 2007 base salary in light of her promotion to Chief Financial Officer of A. H. Belo. Relevant market data was not available for Mr. Cass’ and Mr. Blizzard’s positions, and the Committee considered their experience and responsibilities along with their relative positions within the organization and retention needs.

During 2008, the A. H. Belo Compensation Committee continued to review market and peer company salary data provided by Mercer. On December 3, 2008, the Compensation Committee of A. H. Belo approved the recommendation of its Board of Directors to change the 2009 base salaries of its Chief Executive Officer, Robert Decherd, and its senior vice president/Chief Financial Officer, Ali Engel. Effective as of January 1, 2009, in connection with the Compensation Committee’s decision to return to a more standard compensation structure for Mr. Decherd, Mr. Decherd’s base salary was changed from $250,000 to $600,000. At the beginning of 2008, in connection with the spin-off of A. H. Belo from Belo Corp. and the industry outlook at that time, Mr. Decherd’s compensation structure changed. As discussed above, he recommended a reduction in his 2008 base compensation from $800,000 to $250,000, and was instead awarded a cash bonus opportunity four times his annual base salary if performance targets were reached, and seven times his annual base salary if maximum performance targets were achieved. The target bonus structure for Mr. Decherd for 2009 has also been changed back to a more standard structure, and he waived his right to receive any bonus for 2008, which based on 2008 Company performance, was calculated to be $293,700, primarily based on the expense control performance factor. The Committee determined that the $600,000 base salary represents an amount 31 percent below the median survey provided by the Company’s compensation consultant. Ali Engel, senior vice president and Chief Financial Officer, was granted a salary increase effective January 1, 2009 from $250,000 to $315,000 as the market data indicated her salary was well below the median for similar positions. This relationship to median was known when Ms. Engel was named to her newly-appointed position at the time of the spin-off, and the Compensation Committee elected to review her salary based upon her performance during 2008 in this new role. Her base salary represents an amount 28 percent below the median. Due to the adverse economic industry conditions, it was determined that for the other three named executive officers — Jim Moroney, Skip Cass, and Dan Blizzard — no salary adjustment for 2009 would be implemented.

Annual Cash Incentive Opportunity.  Each A. H. Belo executive officer is eligible to receive annual cash incentive compensation based on financial performance objectives established in the annual financial plan (the “Financial Plan”) approved by A. H. Belo’s Board of Directors. The financial performance objectives may vary from year to year and reflect the cyclical nature of A. H. Belo’s businesses due to fluctuating advertising demand and changes in newspaper circulation, changes in media use habits by consumers and advertisers, and other competitive conditions, including recruiting and retaining talent. The A. H. Belo Compensation Committee establishes an annual performance-based incentive pool for each senior executive, as permitted by the ICP and in compliance with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as

amended, referred to as the Code. The performance pool, expressed as a percentage of A. H. Belo’s consolidated net income for each executive officer, provides a maximum for the award of cash and certain equity incentives under the ICP, described below, and is designed to allow for tax deductibility of the compensation awarded within the pool.

Under the ICP, in December 2007, Belo Corp. established a 2008 target bonus opportunity for the A. H. Belo executive officers expressed as a percentage of base salary based on competitive market information using the Peer Survey. Belo Corp. considered, but did not grant awards at the median, or 50th percentile, of the Peer Survey for annual cash incentives. The 2008 target bonus opportunities, expressed as a percentage of base salary, for each of A. H. Belo’s named executive officers, other than Robert Decherd, were set as follows: Jim Moroney — 70 percent; Skip Cass — 60 percent; Ali Engel — 50 percent; and Dan Blizzard — 40 percent. These A. H. Belo named executive officers’ target bonus opportunities do not materially vary from the median range of market data, except that relevant market data was not available for Mr. Cass’ or Mr. Blizzard’s positions and the Committee considered each executive’s experience and responsibilities along with his relative position within the organization and retention needs. In determining the appropriate target bonus percentage for each A. H. Belo named executive officer, the Compensation Committee used Mercer estimates of the market median.

The A. H. Belo Compensation Committee determined to use the following financial performance measures to measure 2008 achievement under the ICP: revenue; interactive revenue; expenses and earnings before interest, taxes, depreciation and amortization (EBITDA). The weighting given to each factor was 15 percent, 20 percent, 15 percent, and 50 percent, respectively. The minimum threshold for any cash incentive payment was set at 85 percent of target with respect to each measure of financial performance, except for expense control, which was set at 102.5% of target. Each year, the Compensation Committee will determine target and maximum multiples, the performance measures, and the weighting to be given to each performance measure. Target bonus opportunities for 2009 for each of the A. H. Belo named executive officers are shown in the “Grants of Plan-Based Awards in 2008” table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns.

The target bonus opportunity calculation for Robert Decherd was different from other named executive officers for 2008. As mentioned above, on March 25, 2008, the A. H. Belo Compensation Committee approved the change in compensation structure of Robert Decherd to be more cash-based and performance-oriented. At the same time Mr. Decherd recommended that his base salary be reduced to $250,000, the A. H. Belo Compensation Committee also changed the structure of his annual target bonus opportunity. His annual target bonus opportunity for 2008 was based on the same four measures of A. H. Belo financial performance and thresholds as set forth in the preceding paragraph for other named executive officers, however, if all 2008 target levels for the four performance measures had been achieved, Mr. Decherd was to have received a cash bonus of four times his annual base salary. If maximum performance levels had been achieved, Mr. Decherd would have received a cash bonus of seven times his annual base salary. Had Mr. Decherd not waived his right to receive his 2008 target bonus, his 2008 target bonus would have been $293,700, which was determined by extrapolating between the minimum and target, or between target and maximum, based on actual levels of revenue and expense control performance. The interactive revenue and EBITDA components were below the thresholds for payment of any target bonus award.

Actual bonus amounts earned by ICP participants may range from zero to a maximum bonus of 200 percent of the target bonus opportunity established by the A. H. Belo Compensation Committee, depending on the level of achievement of Financial Plan targets. For 2008, the A. H. Belo Compensation Committee approved financial performance ranges for each performance measure for A. H. Belo’s named executive officers based on A. H. Belo’s Financial Plan, as shown in the table below. Bonus payout for performance between minimum threshold payout at 10 percent and the maximum payout at 200 percent of target for each performance factor is pro-rated between those two points. A. H. Belo believes that linking bonus opportunity directly to financial performance, with an opportunity to earn a 200 percent payout of target bonus amount if maximum performance of all four factors is achieved, provides participants with significant motivation to achieve the Company’s financial objectives.

		2008			Opportunity
	2008	Interactive	2008	2008	Payout Based on
Performance Level	Revenue Goals	Revenue Goals	Expense Goals	EBITDA Goals	Achievement

Maximum	115% of Target	115% of Target	90% of Target	115% of Target	200%
Target	$714,710,000	$61,149,000	$661,553,000	$53,157,000	100%
Threshold	85% of Target	85% of Target	102.5% of Target	85% of Target	10%

As was the practice of the Belo Corp. Compensation Committee prior to the spin-off, certain adjustments are made to actual year-end performance as measured by the financial performance measures. These adjustments historically have included share-based compensation expense, variations in newsprint pricing above or below plan, and non-cash charges. For 2008, the A. H. Belo Compensation Committee made no adjustments to actual revenue, interactive revenue or EBITDA achievement. Expense performance for the year ended December 31, 2008 was adjusted at the A. H. Belo Compensation Committee’s discretion. The primary adjustments included the elimination of the effect of expenses associated with severance costs and newsprint prices above plan. Negative adjustments to the expense performance measure included share-based compensation expense and medical insurance expense relative to plan. The measures of revenue, interactive revenue, expense (as adjusted) and EBITDA, which were approved by the A. H. Belo Compensation Committee, were then compared to the targets, and an achievement of 89% percent and 94% percent of target, respectively, resulted for the revenue and expense performance measures. The interactive revenue and EBITDA components were below the thresholds for payment of any target bonus award.

A proposed cash bonus under the ICP formula was then calculated for each A. H. Belo named executive officer by applying this achievement percentage to each executive officer’s target bonus opportunity. For example, in 2008, Ali Engel’s target bonus was up to 50 percent of her base salary ($125,000). Actual financial performance qualified her for a 35 percent target bonus payout on the revenue measure and a 161 percent target bonus payout on the expense measure, resulting in a total cash incentive bonus payout of $36,712. However, in connection with the spin-off transaction and retention concerns, a total of 45 officers and employees of Belo Corp. and A. H. Belo Corporation, including Ms. Engel, were guaranteed bonuses at target-level for 2008. Ms. Engel was granted a target level cash bonus of $125,000. Accordingly, she was paid $88,288 in connection with that guaranteed retention bonus. Messrs. Cass and Blizzard were also guaranteed cash incentive bonus awards at target-level for 2008. The incentive payments paid by A. H. Belo to its named executive officers based on actual performance are quantified in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table. That portion which constitutes the guaranteed portion is set forth in the “Bonus” column of the Summary Compensation table.

In December 2008, the A. H. Belo Compensation Committee determined that ICP participants, including executive officers, will continue to be eligible to receive performance-based cash bonuses expressed as a percentage of his or her base salary. The target bonus percentages of base salary for the Company’s executive officers, other than Mr. Decherd, remain unchanged from 2009. For 2009, Mr. Decherd will be eligible for an annual target bonus opportunity expressed as a percentage (85 percent) of his base salary. Any actual cash bonus awards based on performance, however, will be made entirely at the prerogative of the Compensation Committee at the end of 2009. Bonus amounts may range from zero to a maximum of 200 percent of the target bonus opportunity, depending on the level of achievement versus financial performance measures. The A. H. Belo financial performance measures previously established by the Compensation Committee for A. H. Belo’s executive officers will also remain the same for 2009: revenue; interactive revenue; expenses; and EBITDA, and will be weighted as follows: 15 percent; 20 percent; 15 percent; and 50 percent, respectively. The minimum threshold for any cash incentive payment will be at 102.5 percent of the expense target and 85 percent of target with respect to each of the other three measures of financial performance.

Long-Term Equity Incentive Compensation.  A. H. Belo awards long-term equity incentive grants, or LTI compensation, to executive officers as part of its overall compensation package. These awards are designed to offer competitive compensation that encourages the retention and motivation of key executives, and rewards them based upon market-driven results. The ICP provides the A. H. Belo Compensation Committee with discretion to require performance-based standards to be met before awards vest. Generally, the A. H. Belo Compensation Committee determines each executive officer’s intended LTI compensation value, then determines the allocation of the LTI compensation award among three types of equity instruments available under the ICP: stock options, time-based RSUs, referred to as TBRSUs, and performance-related RSUs, referred to as PBRSUs. A. H. Belo’s LTI equity awards described below are designed to meet its compensation objectives in three ways. First, stock options encourage and reward stock price performance, thus aligning the executive’s interests with those of shareholders. Second, PBRSUs reward the achievement of Belo’s cumulative annual financial performance goals. Finally, TBRSUs encourage executives to remain with the Company and to focus on its long-term success. Since the ultimate value of the LTI compensation awards depends upon the performance of A. H. Belo common stock, the interests of the A. H. Belo executive officers are aligned with the financial interests of A. H. Belo’s shareholders.

As discussed above, the Company changed its initial approach of targeting the median of compensation surveys in determining the size and type of long-term incentive compensation awards to Incentive Compensation Plan participants, including to its executive officers. Due primarily to the significant decline in the Company’s stock price during 2008 and an analysis by the Committee’s compensation consultant reflecting a general downward trend in the size of LTI awards to executives among peer companies and similarly-sized companies in 2007, the Committee concluded that using the prior methodology for determining the size of LTI awards would result in an unacceptably high rate of share utilization. The Committee directed the Company to work with the Committee’s compensation consultant to determine an alternate approach for establishing LTI award levels. The Company first determined the maximum desired share utilization rate for the awards to all ICP participants, including executive officers. It then considered several alternatives for moderating the size of awards, including reducing overall value of award amounts, reducing the number of ICP participants receiving awards and substituting time-based cash awards. Among these alternatives, the Company elected to recommend reduced amounts of share-based awards to ICP participants to further its objectives of motivating performance and retention of key executives. Given the maximum number of shares desired to be issued, the Committee then determined the allocation of awards that were at or below the 25th percentile of the market for each named executive officer. To emphasize these objectives and because of the difficulty of setting performance goals in an uncertain economic environment, the Company recommended that LTI awards be made in stock options.

Stock Option Awards — Generally, stock option awards are granted for shares of A. H. Belo Series B common stock at an exercise price equal to the closing market price of A. H. Belo’s Series A common stock on the date of grant. The option awards for Company employees vest 40 percent on the first anniversary of the date of grant, an additional 30 percent on the second anniversary, and the remaining 30 percent on the third anniversary of the date of grant. All options expire on the tenth anniversary of the date of grant. No stock option awards were made to A. H. Belo’s named executive officers with respect to 2008 compensation. However, with respect to 2009 compensation, in December 2008 the A. H. Belo Compensation Committee awarded options to purchase the Company’s Series B common stock at the closing price on December 3, 2008. The grant of these options was viewed by the Compensation Committee as the least expensive type of long-term incentive award that could be made, and determined award levels that, in the aggregate, would have less than a five percent dilutive effect on outstanding common stock. Accordingly, the Company’s executive officers received option grants in the following amounts: Robert Decherd — 120,000; Jim Moroney — 100,000; Skip Cass — 100,000; Ali Engel — 90,000; and Dan Blizzard — 50,000. The amounts in the Summary Compensation table, under the column “Option Awards,” include the accounting expense recognized in 2008 by A. H. Belo in accordance with FAS 123R for these option grants to the named executive officers. The December 2008 grants are also included in the “Grant of Plan Based Awards in 2008” table.

Time-Based Restricted Stock Unit Awards.  TBRSUs may be awarded to ICP participants, including A. H. Belo executive officers. TBRSUs are based on continued employment with A. H. Belo and vest at the end of a three-year period. The A. H. Belo Compensation Committee believes that the three-year cliff-vesting feature of the TBRSUs optimizes their retention effect, and because the ultimate value of the award depends on A. H. Belo’s stock price, aligns the recipient’s interest with the maximization of shareholder value. The A. H. Belo Compensation Committee determined not to award any TBRSUs to A. H. Belo executive officers in 2008 due to the distressed condition of the industry sector and the expense associated with such awards.

Performance-Related Restricted Stock Units.  PBRSUs may be awarded to A. H. Belo ICP participants, including A. H. Belo executive officers. These awards are earned based upon the same performance criteria, financial performance achievement levels, and payout levels established annually for short-term cash incentives. When the actual number of PBRSUs earned is determined following the close of the fiscal year, the PBRSUs vest at a rate of 33 1/3 percent per year over a three-year period. The A. H. Belo Compensation Committee determined not to award any PBRSUs to A. H. Belo executive officers in respect of 2008 performance due to the distressed condition of the industry sector and the expense associated with such awards.

Retirement Benefits.  Prior to the spin-off, Belo Corp. offered pension benefits to certain of its employees through The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). In March 2007, Belo froze the Pension Plan and all affected employees were provided with transition benefits. In connection with the Pension Plan freeze, at the time of the spin-off, A. H. Belo adopted two separate defined contribution plans similar to those adopted by Belo Corp. prior to the spin, which are designed to provide supplemental pension benefits for all A. H. Belo employees who were participants in the Pension Plan, including Robert Decherd, Jim Moroney and Skip Cass. The A. H. Belo Pension Transition Supplement Plan, or the PTS Plan, is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Internal Revenue Code. The A. H. Belo Pension Transition Supplement Restoration Plan, referred to as the Restoration Plan, is a non-qualified plan and is intended to cover any pension supplement payments that exceed IRS limits to all qualified plan accounts. A participant in either plan must be actively employed on the last day of the plan year in which the contribution was earned in order to receive a contribution. The amount of the contribution is determined by applying an actuarially determined factor to the participant’s eligible compensation earned during a given plan year. Participant accounts are funded following a plan year or period in which a benefit is earned. Participants are fully vested in their account balances at all times and are able to direct the investment of their accounts in the same manner as under the A. H. Belo Savings Plan. Upon termination of employment, a participant’s benefit is distributed in a single lump sum payment. Distributions from the PTS Plan are subject to IRS early withdrawal restrictions associated with qualified plans. Amounts to be contributed by the Company to our named executive officers under the PTS Plan in respect of 2008 are set forth in footnote 2 to the “Pension Benefits at December 31, 2008” table. Since there were zero account balances in the Restoration Plan as of December 31, 2008, no Restoration Plan benefit payments are included in the “Non-Qualified Deferred Compensation for 2008” table. For additional discussion of the PTS Plan and the Restoration Plan, see “Post-Employment Benefits” below.

Change in Control and Severance Benefits

Employment Agreements.  A. H. Belo does not have any individual employment agreements with any of its executive officers, except for certain retention compensation arrangements granted in connection with the spin-off and which have now all been paid. In consultation with its compensation consultant, Belo Corp. provided and A. H. Belo assumed the obligation for certain retention and special bonuses to a selected group of executives and managers who would become employees of A. H. Belo at the time of the spin-off. A total of 21 Belo Corp. and 24 A. H. Belo employees, including certain executive officers, received retention bonuses in connection with the spin-off. The retention incentive bonuses were intended to counter the effect of an offer by a potential employer during the uncertain time before, during, and after the spin-off and served to retain key employees in important positions who have institutional knowledge that would be difficult to replace or restore during and after the spin-off. The Belo Compensation Committee approved and the A. H. Belo Compensation Committee ratified retention bonuses for Skip Cass, Ali Engel, and Dan Blizzard. The retention bonus was comprised of a payment made 90 days following the spin date that was equivalent to 20 percent of the executive’s 2008 base salary, plus an assurance that such executive’s cash incentive bonus for 2008 (payable in early 2009) would be equivalent to the greater of target or actual bonus achieved for 2008 under the A. H. Belo ICP. Total retention bonuses paid or earned in respect of 2008 compensation were as follows: Skip Cass, $372,000; Ali Engel, $175,000; and Dan Blizzard, $144,000. For additional discussion, see “Termination of Employment and Change in Control Arrangements.”

Benefit Plans-ICP.  Under A. H. Belo’s 2008 Incentive Compensation Plan or ICP, the compensation and benefits of all plan participants, which include A. H. Belo’s executive officers, may be affected by a change in control of A. H. Belo. Generally under the ICP, a change in control event means the first of the following to occur, unless the A. H. Belo Board of Directors has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the ICP:

•	specified changes in the majority composition of A. H. Belo’s Board;

•	specified mergers or sales or dispositions of all or substantially all of the A. H. Belo’s assets;

•	shareholder approval of a plan of complete liquidation or dissolution of A. H. Belo; or

•	acquisition of more than 30 percent of the combined voting power of A. H. Belo common stock.

Following a change in control of A. H. Belo, ICP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by participants, including senior management, sales executives and non-employee directors, become fully-vested and are immediately exercisable; TBRSUs vest and are payable in full immediately; and PBRSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately. See “Potential Payments on Termination of Employment or Change in Control at December 31, 2008” for additional discussion.

Pension Transition Supplement Restoration Plan.  As discussed above, effective February 8, 2008, A. H. Belo adopted the Pension Transition Supplement Restoration Plan, or the Restoration Plan, as a non-qualified plan, to provide the portion of PTS Plan benefit that cannot be provided under the PTS Plan because of Code limitations on the amount of qualified plan benefits. Generally under the Restoration Plan, a change in control will occur on the date that:

•	any person or group acquired more than 50 percent of the total fair market value or total voting power of A. H. Belo common stock;

•	any person or group acquired 30 percent or more of the total voting power of A. H. Belo common stock;

•	a majority of the members of A. H. Belo’s Board are replaced during any 12-month period by persons not appointed or endorsed by a majority of A. H. Belo’s Board prior to the date of such appointment or election; or

•	any person or group acquired A. H. Belo assets having a total gross fair market value of 40 percent or more of the total gross fair market value of all A. H. Belo assets.

Upon the occurrence of a change in control, the A. H. Belo Compensation Committee has the right, but not the obligation, to terminate the Restoration Plan and distribute the entire balance of participants’ accounts to the participants. Since there were zero account balances in the Restoration Plan as of December 31, 2007, no benefits are listed in the “Non-Qualified Deferred Compensation for 2008” table.

Change in Control Severance Plan.  Effective February 8, 2008 with the spin-off, A. H. Belo adopted a Change in Control Severance Plan. The adoption of the Change in Control Severance Plan was preceded by a review performed by our compensation consultant of change in control severance plans at media peer companies and in general industry. The study indicated that change in control arrangements were common and are generally viewed as an important tool for attracting and retaining executive talent. Over 70 percent of the companies in the peer and general industry groups reviewed by our compensation consultant provided participation in change in control severance plans to key executives. A. H. Belo’s severance plan was adopted in light of media industry consolidation, including a number of notable industry mergers, in order to promote executive retention and reduce the level of uncertainty and distraction that is likely to result from a change in control or potential change in control of A. H. Belo. When the Compensation Committee first approved the Change in Control Severance Plan, it determined that payment and benefits levels were appropriate in light of survey data for media companies the size of the Company following the spin-off, and the initial severance multiples for participants in the Change in Control Severance Plan were set in the range of 3.0 to 1.5. Subsequent to the initial adoption of the plan in February 2008, however, the plan was amended, effective December 31, 2008, to reduce the severance multiple to 2 for the Chief Executive Officer and to 1.5 for all other designated participants. The severance multiples, as reduced by the amendment, are below the typical multiples in the plans surveyed by Mercer. A. H. Belo does not design its other elements of compensation in anticipation of a change in control, but instead change in control payments provide security to executives in the event of job loss in a triggering transaction. The A. H. Belo plan provides for severance benefits for designated participants in the event of a change in control of A. H. Belo and a termination of employment under specified circumstances. The current participants, as designated by the A. H. Belo Compensation Committee, are A. H. Belo’s executive officers. Additional participants may be designated by the Committee from time to time.

The triggering change in control events under the Change in Control Plan are similar to the triggering events under A. H. Belo’s ICP discussed above. If triggered, designated participants in the Change in Control Severance Plan are entitled to benefits upon termination of employment within 24 months of a change in control of A. H. Belo if their termination is (1) involuntary other than for “cause” as defined in the plan or (2) voluntary for “good reason” as defined in the plan. In addition, a participant may voluntarily terminate employment for any reason or without reason during the 30-day period immediately following the first anniversary of a change in control and will be entitled to receive payments and benefits under the plan. The triggering of severance benefits upon the occurrence of both a change in control and termination of employment is a common feature of change in control benefits surveyed. Upon such termination, a participant will receive his or her base salary in effect at the time of change in control, plus the greater of (i) current target bonus in effect prior to the change in control or (ii) actual bonus (defined as the average of the last three years’ bonus payments), multiplied by the severance multiple.

Upon a change of control under the plan, a participant will receive a cash payment in lieu of (1) employer-provided contributions to the A. H. Belo Savings Plan, the PTS Plan, and the Restoration Plan for a number of years equal to the severance multiple; (2) cost of medical and dental benefits in excess of employee premiums for a number of years equal to the severance multiple; and (3) reimbursement for employment outplacement services up to $25,000 and legal expenses incurred to enforce participant’s rights under the plan. If all or a portion of any payment or distribution by A. H. Belo under the plan is subject to excise tax, then A. H. Belo will make a “gross-up” payment to the terminated employee, designed to cover the excess tax liability. Except in connection with the Change in Control Severance Plan, A. H. Belo’s named executive officers do not receive tax “gross-up” payments to compensate them for taxes incurred as a result of payments or benefits received in connection with a change in control or termination of employment. See “Potential Payments on Termination of Employment or Change in Control at December 31, 2008” for additional discussion.

Severance Plan.  Effective as of January 1, 2009, the A. H. Belo Management Committee, under the authority of the Board of Directors, adopted the A. H. Belo Severance Plan which provides for severance payments for both officers and non-officer employees of A. H. Belo and its subsidiary companies in the event of termination of employment due to general involuntary terminations including, but not limited to, reduction-in-force and cost re-engineering actions. Under this plan, named executive officers, as well as all vice presidents and above, who are terminated due to an action outlined above are eligible for severance pay in a lump sum payment equal to the sum of (1) 1.0 week of base salary multiplied by the participant’s years of service; provided, however that in no event will the amount paid under this plan to such participants be less than 16 weeks’ base salary, plus (2) an amount equal to six times the monthly COBRA premium applicable to the participant’s coverage level under the A. H. Belo Health Care and Welfare Benefit Plan or its successor at the participant’s termination of employment. For additional discussion, see “Termination of Employment and Change in Control Arrangements” and the “Potential Payments on Termination of Employment or Change in Control at December 31, 2008” table.

Compensation Committee Interlocks and Insider Participation

Doug Carlston (Chairman), Louis Caldera, Larry Hirsch and Don Williams served as members of A. H. Belo’s Compensation Committee during 2008. Two new directors, Dave Morgan and John Puerner, were elected to the Board of Directors in May 2008 and became Compensation Committee members at that time. Louis Caldera resigned from the A. H. Belo Board of Directors and Compensation Committee effective as of January 16, 2009 as a result of his appointment by President Barack Obama as Assistant to the President and Director of the White House Military Office. No member of the A. H. Belo Compensation Committee during 2008 was a current or former officer or employee of A. H. Belo or had any relationship with A. H. Belo requiring disclosure under “Director Compensation — Certain Relationships.” None of A. H. Belo’s executive officers served as a director or as a member of the compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer serving as a director or as a member of A. H. Belo’s Compensation Committee during 2008.

Compensation Committee Report

In accordance with its written charter adopted by our Board, the Compensation Committee has oversight of the Company’s overall compensation structure, policies and programs. In exercising its oversight responsibility, the Committee has retained a compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee, after consultation with its compensation consultant, has reviewed and discussed the Compensation Discussion and Analysis with management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to our Board that the

Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2008.

COMPENSATION COMMITTEE

Douglas G. Carlston, Chairman
Laurence E. Hirsch
David R. Morgan
John P. Puerner
J. McDonald Williams

SUMMARY COMPENSATION TABLE

The following information summarizes annual and long-term compensation awarded to, earned by or paid to A. H. Belo’s principal executive officer, principal financial officer and its three other most highly-paid executive officers (the “named executive officers”) for services in all capacities to A. H. Belo for the year ended December 31, 2008.

It is important to note that the executive compensation information in the table below includes required SEC disclosures about long-term equity awards that are valued at SEC-prescribed amounts. The amounts in columns (e) and (f) below reflect accounting expense and not actual award value that may be received by the executive officer upon vesting.

Summary Compensation Table
							Change in
							Pension
							Value and
							Non-
							qualified
						Non-Equity	Deferred
						Incentive	Compen-
				Stock	Option	Plan	sation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert W. Decherd Chairman of the Board, President and Chief Executive Officer	2008	$223,973	$—	$66,465	$218,516	$—	$46,157	$10,642	$565,753

James M. Moroney III Executive Vice President, Publisher and CEO, The Dallas Morning News	2008	$492,740	$—	$123,074	$13,907	$113,075	$21,229	$—	$764,025

Donald F. (Skip) Cass, Jr. Executive Vice President and Secretary	2008	$416,589	$197,058	$105,055	$11,750	$81,942	$6,425	$—	$818,819

Alison K. (Ali) Engel Senior Vice President/ Chief Financial Officer and Treasurer	2008	$223,973	$88,288	$27,017	$5,128	$36,713	$—	$6,368	$387,487

Daniel J. Blizzard Senior Vice President	2008	$215,014	$67,805	$19,217	$3,962	$28,195	$—	$15,937	$350,130

(1)	The amounts in column (c) for 2008 represent a pro-rated amount of base salary from A. H. Belo Corporation from the effective date of the spin-off transaction, February 8, 2008, through December 31, 2008.

(2)	The amounts in column (d) for 2008 represent the portion of the guaranteed cash incentive bonuses awarded to Skip Cass, Ali Engel and Dan Blizzard that were in excess of the formula under A. H. Belo’s Incentive Compensation Plan (ICP) and were in recognition of each executive’s role in helping formulate and manage the spin-off transaction. Mr. Decherd and Mr. Moroney were not awarded guaranteed bonuses.

(3)	The amounts in columns (e) and (f) reflect accounting expense recognized in 2008 by A. H. Belo for all outstanding share-based compensation issued in the form of time-based restricted stock units (“TBRSUs”), performance-based restricted stock units (“PBRSUs”), and stock options. The amounts reported in columns (e) and (f) above were recognized according to the rules of Statement of Financial Accounting Standards Number 123 as Revised (“FAS 123R”), which requires recognition of the fair value of stock-based compensation over the appropriate vesting period for the award. Expense amounts include dividend equivalents, but exclude risk of forfeiture assumptions for purposes of this disclosure. Plan provisions provide for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Therefore, under FAS 123R, expense for equity awards for employees that meet the early retirement criteria must be fully recognized in the year of the award. Robert Decherd meets these criteria. Expense for those executive officers under age 55 represents accounting expense for current year awards. For additional discussion on assumptions made in determining the grant date fair value of share-based awards, see the Consolidated Financial Statements, Note 4 — “Long-Term Incentive Plan — Post-Distribution” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2008, filed with the Company’s Annual Report on Form 10-K.

The amounts reported in column (f) above reflect compensation expense of A. H. Belo incurred in connection with the granting of options to purchase A. H. Belo common stock to holders of options to purchase Belo common stock under the terms of the spin-off.

(4)	Amounts in column (g) were paid by A. H. Belo on January 2009 in respect of 2008 performance relative to financial performance targets and goals. While Robert Decherd earned a bonus based on performance targets of $293,700, he waived his right to this bonus and therefore, no payment was made in January 2009. For further discussion of non-equity incentive compensation, see “Compensation Discussion and Analysis — Elements of 2008 Executive Compensation — Annual Cash Incentive Opportunity.”

(5)	The amounts indicated in column (h) reflect the full-year increase in pension value for each named executive officer for the year ended December 31, 2008 and are not pro-rated from the February 8, 2008 spin date. For further discussion, see “Pension Benefits at December 31, 2008” on page 53 of this proxy statement. Ali Engel and Dan Blizzard do not participate in the pension plan; therefore, no amounts are reported in column (h) for them.

(6)	For 2008, A. H. Belo contributed the following amounts to the A. H. Belo Savings Plan, which amounts are included in column (i):

A. H. Belo Savings
Plan Contribution
(a)
2008

Robert W. Decherd	$—
James M. Moroney III	$—
Donald F. (Skip) Cass, Jr.	$—
Alison K. (Ali) Engel	$6,368
Daniel J. Blizzard	$15,937

Additionally, amounts in the All Other Compensation column (i) for 2008 include $8,760 for life insurance purchased for Robert Decherd in 2008 by A. H. Belo and $1,882 for tax gross-ups. The total value of executive perquisites and personal benefits paid by A. H. Belo in 2008 did not exceed $10,000 for any named executive officer.

Grants of Plan-Based Awards in 2008
		Estimated Future Payouts
		Under Non-Equity
		Incentive Plan Awards(1)
					All Other Option
					Awards:
					Number of	Exercise or Base	Grant Date Fair
					Securities	Price of Option	Value of Stock and
	Grant	Threshold	Target	Maximum	Underlying	Awards	Option
Name	Date	($)	($)	($)	Options (#)(2)	($/Sh)	Awards ($)(3)
(a)	(b)	(c)	(d)	(e)	(j)	(k)	(i)

Robert W. Decherd	12/3/2008	$60,000	$510,000	$1,200,000	120,000	$2.05	$180,000
James M. Moroney	12/3/2008	$55,000	$385,000	$1,100,000	100,000	$2.05	$150,000
Donald F. (Skip) Cass, Jr.	12/3/2008	$46,500	$279,000	$930,000	100,000	$2.05	$150,000
Alison K. (Ali) Engel	12/3/2008	$31,500	$157,500	$630,000	90,000	$2.05	$135,000
Daniel J. Blizzard	12/3/2008	$24,000	$96,000	$480,000	50,000	$2.05	$75,000

(1)	The estimated future payouts under A. H. Belo’s non-equity incentive plan are subject to a performance period that begins on January 1, 2009 and ends on December 31, 2009. Performance is measured against the Company’s financial plan for the year. The target amounts indicated in column (d) represent an established percentage of the executive’s annual base salary, with performance that is at the target level of performance for each financial performance measure.

(2)	This table does not include A. H. Belo options and RSUs that were distributed on February 8, 2008 under the terms of the spin-off. The options and RSUs issued in connection with the spin-off are included in the “A. H. Belo Corporation Outstanding Equity Awards at Fiscal Year-End 2008” table.

(3)	The fair value estimates indicated above are based on the Black-Scholes option pricing model and consider the market price of $2.05 on the date of the award, expected dividends, volatility, risk-free interest rates and expected life of the option.

For 2008, the proportion of equity-based compensation in relation to total compensation, excluding changes in pension value and above-market interest from non-qualified deferred compensation plans, for each of the named executive officers was as follows: Robert Decherd-55%; Jim Moroney-14%; Skip Cass-16%; Ali Engel-5%; and Dan Blizzard-7%.

Equity Holdings and Value Realization

When Belo Corp. spun off its newspaper businesses to form A. H. Belo, equitable adjustments were made with respect to stock options and restricted stock units (RSUs) originally relating to Belo common stock. Each outstanding Belo stock option was divided into two stock options: (1) an adjusted Belo stock option covering the same number of shares as the existing option but with an exercise price adjusted to reflect the value of A. H. Belo stock distributed to Belo shareholders; and (2) a new A. H. Belo stock option to acquire the number of shares of A. H. Belo Series B common stock equal to the product of the number of Belo stock options held by the person at the time of the spin-off and the distribution ratio. The exercise price of the new A. H. Belo stock option was established by reference to the relative trading value of the A. H. Belo and Belo common stock on the spin date.

The RSUs were treated for purposes of the spin-off as if they were issued and outstanding shares. The Belo RSUs and the A. H. Belo RSUs, taken together, had the same aggregate value, based on the closing prices of the Belo stock and the A. H. Belo stock on the spin date, as the original RSUs immediately prior to the spin-off. Each stock option and RSU (Belo and A. H. Belo) otherwise has the same terms as the original award. The awards will continue to vest under the original vesting schedule based on continued employment with Belo or A. H. Belo, as applicable.

The following two tables show each named executive officer’s A. H. Belo and Belo equity awards.

The following table contains information on all A. H. Belo equity awards that were outstanding as of December 31, 2008.

A. H. Belo Corporation
Outstanding Equity Awards at Fiscal Year-End 2008
	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Option	That Have	That Have Not
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Vested
Name	(1)	(1)	($)	Date	(#)(2)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Robert W. Decherd		120,000	$2.05	12/03/2018	3,269	$7,126
	22,025	9,439	$18.13	12/13/2016	11,900	$25,942
	22,400		$21.67	12/09/2015	6,992	$15,243
	40,000		$25.26	12/03/2014	10,184	$22,201
	40,000		$28.01	12/05/2013	31,528	$68,731
	40,000		$21.64	12/06/2012
	82,000		$17.92	11/30/2011
	66,426		$17.35	12/01/2010
	68,000		$19.17	12/16/2009

James M. Moroney III		100,000	$2.05	12/03/2018	87	$190
	5,500		$21.67	12/09/2015	2,780	$6,060
	17,000		$25.26	12/03/2014	2,532	$5,519
	15,000		$28.01	12/05/2013	4,688	$10,220
	15,200		$21.64	12/06/2012	11,432	$24,922
	20,800		$17.92	11/30/2011
	20,000		$17.35	12/01/2010
	18,100		$19.17	12/16/2009

Donald F. (Skip) Cass, Jr.		100,000	$2.05	12/03/2018	1,600	$3,488
	4,100		$21.67	12/09/2015	516	$1,124
	6,800		$25.26	12/03/2014	3,814	$8,315
	6,800		$28.01	12/05/2013	2,544	$5,545
	6,800		$21.64	12/06/2012	9,026	$19,677
	8,600		$17.92	11/30/2011
	4,800		$19.17	12/16/2009

Alison K. (Ali) Engel		90,000	$2.05	12/03/2018	400	$872
	700		$21.67	12/09/2015	636	$1,386
					424	$924
					3,610	$7,870

Daniel J. Blizzard		50,000	$2.05	12/03/2018	400	$872
	1,000		$21.67	12/09/2015	476	$1,038

	1,800		$25.26	12/03/2014	318	$694

	1,600		$28.01	12/05/2013	2,406	$5,245

	1,720		$21.64	12/06/2012

(1)	Vesting dates for each outstanding option award for each of the named executive officers are as follows:

	Exercise	Robert W.	James M.	Donald F.	Alison K.	Daniel J.
Vesting Date	Price	Decherd	Moroney III	(Skip) Cass, Jr.	Engel	Blizzard

December 3, 2009	$2.05	48,000	40,000	40,000	36,000	20,000
December 13, 2009	$18.13	9,439	—	—	—	—
December 3, 2010	$2.05	36,000	30,000	30,000	27,000	15,000
December 3, 2011	$2.05	36,000	30,000	30,000	27,000	15,000

All stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. Upon the occurrence of a change in control (as defined in the plan), all of the options become immediately exercisable, unless A. H. Belo’s Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence). See also footnote (3) to the Summary Compensation Table on page 45 of this proxy statement regarding vesting upon early retirement.

(2)	The amounts in column (g) reflect unvested TBRSUs and PBRSUs, respectively, that have been earned as of December 31, 2008, but which remain subject to additional vesting requirements that depend upon the executive’s continued employment with either Belo or A. H. Belo.

Scheduled vesting of all outstanding A. H. Belo awards for each of the named executive officers is as follows:

				Donald F.
	Award	Robert W.	James M.	(Skip) Cass,	Alison K.	Daniel J.
Vesting Date	Type	Decherd	Moroney III	Jr.	(Ali) Engel	Blizzard

February 5, 2009	2005 PBRSU	3,269	87	516
	2005 TBRSU	11,900	2,780	1,600	400	400
	2006 PBRSU	3,496	1,266	1,271	212	159
February 1, 2010*	2006 PBRSU	3,496	1,266	1,272	212	160
	2006 TBRSU	10,184	4,688	3,814	636	476
February 1, 2011*	2007 TBRSU	31,528	11,432	9,026	3,610	2,406

*	February 1 is used as a projected earnings release date for purposes of this disclosure. Actual vesting date is the earnings release date for A. H. Belo for the previous completed fiscal year ending December 31. See also footnote (3) to the Summary Compensation Table on page 45 of this proxy statement regarding vesting upon early retirement.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of A. H. Belo Series A common stock for the year ended December 31, 2008 of $2.18.

The following table contains information on all Belo Corp. equity awards that were outstanding as of the time of the spin-off that remained outstanding as of December 31, 2008.

Belo Corp.
Outstanding Equity Awards at Fiscal Year-End 2008
	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Option	That Have	That Have Not
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Vested
Name	(1)	(1)	($)	Date	(#)(2)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Robert W. Decherd	110,124	47,196	$14.49	12/13/2016	16,346	$25,500
	112,000		$17.31	12/09/2015	59,500	$92,820
	200,000		$20.18	12/03/2014	34,960	$54,538
	200,000		$22.37	12/05/2013	50,920	$79,435
	200,000		$17.29	12/06/2012	157,640	$245,918
	410,000		$14.32	11/30/2011
	332,136		$13.86	12/01/2010
	340,000		$15.31	12/16/2009

James M. Moroney III	27,500		$17.31	12/09/2015	436	$680
	85,000		$20.18	12/03/2014	13,900	$21,684
	75,000		$22.37	12/05/2013	12,658	$19,746
	76,000		$17.29	12/06/2012	23,440	$36,566
	104,000		$14.32	11/30/2011	57,160	$89,170
	100,000		$13.86	12/01/2010
	90,500		$15.31	12/16/2009

Donald F. (Skip) Cass, Jr.	20,500		$17.31	12/09/2015	2,584	$4,031
	34,000		$20.18	12/03/2014	8,000	$12,480
	34,000		$22.37	12/05/2013	12,714	$19,834
	34,000		$17.29	12/06/2012	19,070	$29,749
	43,000		$14.32	11/30/2011	45,130	$70,403
	24,000		$15.31	12/16/2009

Alison K. (Ali) Engel	3,500		$17.31	12/09/2015	2,000	$3,120
					2,120	$3,307
					3,180	$4,961
					18,050	$28,158

Daniel J. Blizzard	5,000		$17.31	12/09/2015	2,000	$3,120
	9,000		$20.18	12/03/2014	1,587	$2,475
	8,000		$22.37	12/05/2013	2,380	$3,713
	8,600		$17.29	12/06/2012	12,030	$18,767

(1)	Robert Decherd’s unvested outstanding option award, with an exercise price of $14.49, will vest on December 13, 2009.

All stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. Upon the occurrence of a change in control (as defined in the plan), all of the options become immediately exercisable, unless Belo’s board of directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence). See also footnote (3) to the Summary Compensation Table on page 45 of this proxy statement regarding vesting upon early retirement.

(2)	The amounts in column (g) reflect unvested TBRSUs and PBRSUs, respectively, that have been earned as of December 31, 2008, but which remain subject to additional vesting requirements that depend upon the executive’s continued employment with either Belo Corp. or A. H. Belo.

Scheduled vesting of all outstanding Belo Corp. RSU awards for each of the named executive officers that were outstanding as of the time of the spin-off that remained outstanding as of December 31, 2008 is as follows:

				Donald F.
	Award	Robert W.	James M.	(Skip) Cass,	Alison K.	Daniel J.
Vesting Date	Type	Decherd	Moroney III	Jr.	(Ali) Engel	Blizzard

February 5, 2009	2005 PBRSU	16,346	436	2,584	—	—
	2005 TBRSU	59,500	13,900	8,000	2,000	2,000
	2006 PBRSU	17,480	6,330	6,356	1,060	793
February 1, 2010	2006 PBRSU	17,480	6,329	6,358	1,060	793
	2006 TBRSU	50,920	23,440	19,070	3,180	2,380
February 1, 2011	2007 TBRSU	157,640	57,160	45,130	18,050	12,030

*	February 1 is used as a projected earnings release date for purposes of this disclosure. Actual vesting date is the earnings release date for Belo Corp. for the previous completed fiscal year ending December 31. See also footnote (3) to the Summary Compensation Table on page 45 of this proxy statement regarding vesting upon early retirement.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of Belo Corp. Series A common stock for the year ended December 31, 2008 of $1.56.

The following table presents information on amounts realized from stock awards that vested during the 2008 fiscal year. None of the named executive officers exercised any options during 2008.

Option Exercises and Stock Vested in 2008
	Stock Awards
	A. H. Belo Corporation		Belo Corp.
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Vesting (#)	on Vesting ($)(1)	Vesting (#)	on Vesting ($)(2)
(a)	(b)	(c)(1)	(d)	(e)(2)

Robert W. Decherd	6,765	$91,716	33,826	$444,081
James M. Moroney III	1,352	$18,034	6,765	$85,571
Donald F. (Skip) Cass, Jr.	2,103	$28,999	10,508	$143,325
Alison K. (Ali) Engel	304	$4,192	1,520	$20,733
Daniel J. Blizzard	159	$2,188	794	$10,835

(1)	The value realized upon vesting of RSUs is equal to the number of units vesting times the closing market price of a share of A. H. Belo Corporation Series A common stock on the vesting date. The vested stock awards represent the second one-third of the December 2005 PBRSU award, which vested on February 13, 2008 at a price of $13.79; and the first one-third of the December 2006 PBRSU award, which vested on February 26, 2008 at a price of $13.34.

(2)	The value realized upon vesting of RSUs is equal to the number of units vesting times the closing market price of a share of Belo Corp. Series A common stock on the vesting date. The vested stock awards represent the second one-third of the December 2005 PBRSU award, which vested on February 13, 2008 at a price of $13.64; and the first one-third of the December 2006 PBRSU award, which vested on February 26, 2008 at a price of $12.65.

Post-Employment Benefits

Pension Plan.  Through March 31, 2007, Belo Corp. offered pension benefits to certain employees through its tax-qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Until July 1, 2000, this non-contributory Pension Plan was available to substantially all Belo Corp. employees who had completed one year of service and had reached 21 years of age. The Pension Plan was amended effective July 1, 2000. As a result, individuals who were participants or eligible to become participants prior to July 1, 2000 were offered an election to either (1) remain eligible to participate in and accrue benefits under the Pension Plan, or (2) cease accruing benefits under the Pension Plan as of the applicable effective date. Those employees who elected to cease accruing benefits under the Pension Plan became eligible for enhanced benefits under the Belo Savings Plan, a tax-qualified defined contribution plan. Effective March 31, 2007, the Pension Plan was frozen and all affected employees became eligible for transition benefits which are described below under the heading “Pension Transition Benefits”. Robert Decherd, Jim Moroney and Skip Cass were participants in the Pension Plan at the time of the freeze and received such transition benefits. Robert Decherd is eligible to receive benefits under the early retirement provisions of the Pension Plan. In addition, beginning April 1, 2007, the participating executives, along with all other former Pension Plan participants who remained active employees, became eligible for increased matching and profit sharing contributions initially under the Belo Savings Plan and then the A. H. Belo Savings Plan, both qualified 401(k) plans maintained for substantially all employees.

The Pension Plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment referred to as “final monthly compensation.” The formula for determining an individual participant’s benefit is as follows: 1.1 percent times final monthly compensation times years of credited service plus .35 percent times final monthly compensation in excess of covered compensation times years of credited service (up to 35 years). Compensation covered under the Pension Plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Company contributions to the Savings Plan. All participants are fully vested in their accrued benefit in the Pension Plan. Retirement benefits under the Pension Plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur as early as age 55. An early retirement reduction factor, which is applied to the participant’s normal age 65 monthly benefit, is based on the participant’s Social Security normal retirement age. The percentage reduction factor is the sum of 3.33 percent times the number of years of payment between ages 55 and 60 increased for each year the Social Security normal retirement age exceeds age 65, plus 6.67 percent times the number of years between ages 60 and 65 decreased for each year the Social Security normal retirement age exceeds age 65. For example, a participant with a Social Security normal retirement age of 67 who elects to begin receiving pension benefits at age 57 would have a reduction factor of 36.7 percent. The Pension Plan also provides for the payment of death benefits.

Belo Corp. retained complete sponsorship of the Pension Plan. A. H. Belo agreed to reimburse Belo Corp. for 60 percent of all cash contributions made by Belo Corp. to the plan. The sharing ratio approximates the relative number of plan participants associated with each company at the time of the spin-off. The pension costs and obligations are calculated by Belo Corp. using various actuarial assumptions and methodologies as prescribed under SFAS 87 — Employers’ Accounting for Pensions, as amended by SFAS 158 — Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.

Pension Transition Benefits.  Effective with the spin-off on February 8, 2008, A. H. Belo adopted two separate defined contribution plans, which are designed to provide those employees who previously participated in the Belo Corp. Pension Plan and were affected by the Pension Plan freeze in 2007, a supplemental benefit designed to replace a portion of the pension benefit they would have earned had the Pension Plan not been frozen. The Pension Transition Supplement Plan or PTS Plan is an account-balance plan that is intended to qualify under the provisions of Section 401(a) of the Code.

The Pension Transition Supplement Restoration Plan, or Restoration Plan, is a non-qualified plan and is intended to cover any pension supplement payments that exceed IRS limits to all qualified plan accounts. For a participant to remain eligible for a contribution, the participant must remain an A. H. Belo or Belo employee through the last day of a designated plan year. Eligible compensation is limited to $230,000 for all participants in the PTS and Restoration Plans.

The table below presents the present value of each named executive officer’s benefit under the Pension Plan at age 65, based upon credited years of service and covered compensation as of December 31, 2008. Credited years of service includes the additional five years awarded to all active participants in the Pension Plan as of the date the Plan was frozen on March 31, 2007. Each of the named executive officers, except Ali Engel and Dan Blizzard, received this five-year credit. For the Pension Plan, Belo uses a December 31 measurement date for financial reporting purposes with respect to Belo’s audited financial statements for the fiscal year ending December 31, 2008.

Pension Benefits at December 31, 2008
		Number of
		Years of	Present Value of
		Credited	Accumulated
Name	Plan Name	Service (#)(1)	Benefit ($)(2)
(a)	(b)	(c)	(d)

Robert W. Decherd	The G. B. Dealey Retirement Pension Plan	39	$766,623
James M. Moroney III	The G. B. Dealey Retirement Pension Plan	31	$362,157
Donald F. (Skip) Cass, Jr.	The G. B. Dealey Retirement Pension Plan	18	$114,238
Alison K. (Ali) Engel(3)	The G. B. Dealey Retirement Pension Plan	—	—
Daniel J. Blizzard(3)	The G. B. Dealey Retirement Pension Plan	—	—

(1)	Belo froze benefits under the Pension Plan effective March 31, 2007. As of that date, affected employees were granted five years of additional credited service. The number of years of credited service reflected in column (c) and the present value of accumulated benefit reflected in column (d) include the five-year credit, as well as service through March 31, 2007, the date of the freeze.

(2)	Amounts indicated in column (d) do not include pension transition supplement payments that A. H. Belo plans to fund into the PTS Plan in 2009. These accrued payments represent additional transition benefits earned by the named executives who were active participants in the Pension Plan at the time it was frozen on March 31, 2007. The 2008 PTS Plan contribution amounts to be made in 2009 for each of the named executive officers who participated in the Pension Plan are as follows:

Robert W. Decherd	$15,550
James M. Moroney III	$15,550
Donald F. (Skip) Cass, Jr.	$13,133

(3)	Ali Engel and Dan Blizzard were not participants in the Belo Corp. Pension Plan and therefore are not participants in the PTS Plan.

Non-Qualified Deferred Compensation

Pension Transition Supplement Restoration Plan.  The 2008 Restoration Plan payments to be funded in 2009 for each of the eligible named executive officers who participate in the Restoration Plan are as follows:

Robert W. Decherd	$918
James M. Moroney III	$7,174
Donald F. (Skip) Cass, Jr.	$0

Ali Engel and Dan Blizzard are not participants in the Restoration Plan.

Termination of Employment and Change in Control Arrangements

The following descriptions reflect the amount of compensation that would have become payable to each of the named executive officers under then-existing arrangements if the named executive’s employment had terminated and/or had there been a change in control on December 31, 2008, given the named executive’s compensation and service levels at A. H. Belo as of such date and, if applicable, based on A. H. Belo’s closing stock price on that date. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits available generally to salaried employees. These amounts do not include Belo Corp. equity awards outstanding as of the time of the spin-off that remained outstanding as of December 31, 2008.

The A. H. Belo Severance Plan, an employee welfare benefit plan within the meaning of ERISA, provides severance benefits to eligible employees, including the named executive officers, following involuntary terminations of employment by the Company, including, but not limited to, reduction-in-force and re-engineering actions. The severance benefit provided under the A. H. Belo Severance Plan for participants at or above the level of vice president, 1.0 week of base pay multiplied by years of service, subject to a minimum benefit of 16 weeks of pay, plus six months of COBRA premiums. Severance benefits are paid in a lump sum following termination of employment and upon the execution of a release. Outplacement services also may be provided. Under the A. H. Belo Severance Plan, the amount of severance payment available to each named officer if he or she had been terminated on December 31, 2008 would have been: Robert Decherd, $175,095; Jim Moroney, $325,153; Skip Cass, $149,886; Ali Engel, $78,949; and Dan Blizzard, $81,434. In the event of an involuntary termination of employment by the Company, all unvested option and RSU awards are forfeited immediately and all vested options remain exercisable for one year from the date of termination.

Except as described below, at December 31, 2008, the Company did not have individual written agreements with any of the named executive officers that would provide guaranteed payments or benefits in the event of a termination of employment or a change in control. Effective with the spin-off from Belo Corp. on February 8, 2008, A. H. Belo adopted a Change in Control Severance Plan and each A. H. Belo named executive officer became a designated participant in A. H. Belo’s Change in Control Severance Plan and ceased participation in Belo’s change in control severance plan. The A. H. Belo Corporation Change in Control Severance Plan includes (1) the acquisition by a person or group of 30 percent or more of the combined voting power of the Company’s voting securities (excluding voting securities held by Robert Decherd and voting securities held by any entity over which Robert Decherd has sole or shared voting power); (2) certain changes in the membership of the Company’s board of directors that are not approved by the incumbent directors; (3) consummation of a business combination or sale of substantially all of the Company’s assets, unless immediately following such transaction the beneficial owners of shares of A. H. Belo’s common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60 percent of the combined voting power of the voting securities of the continuing company resulting from such transaction; or (4) approval by A. H. Belo shareholders of a plan of liquidation or dissolution.

Under A. H. Belo’s Change in Control Severance Plan, each designated executive is eligible for certain payments at the time of the change in control. As of December 31, 2008, a multiple of 2.0 for the Chief Executive Officer and a multiple of 1.5 would have applied to each of the other named executive officer’s payments under the plan had a change in control occurred. This multiple is used to determine the total cash payment to be awarded to each executive, and is applied to the sum of the following components: (1) base salary in effect at the time of the change in control; (2) higher of the current target bonus in effect prior to the change in control or the average of the last three years’ bonus payments; (3) employer-provided contributions to the A. H. Belo Savings Plan, PTS Plan payments and Restoration Plan payments for the current year; and (4) employer cost of medical and dental benefits in excess of employee premiums. In addition to this change in control amount, the employee is also eligible for outplacement services valued at no more than $25,000, plus reimbursement for any legal fees incurred to enforce the participant’s rights under the plan. The assumptions for outplacement costs and legal fees in the table below for each executive were $25,000 and $0, respectively. To the extent the cash payment and the value related to the acceleration of vesting for outstanding equity awards exceeds 3 times the employee’s average taxable compensation earned during the five years preceding the year of the change in control, excise taxes will be assessed. If all or a portion of the distribution is subject to excise tax, A. H. Belo will make a “gross-up” payment to the terminated employee. For each of the executives included in the table below, with the exception of Mr. Blizzard, an estimated “gross-up” of excise taxes has been included in the total cash payment amount. The spin-off transaction was not a change in control event under the plan.

The amounts presented in the table below with respect to change in control payments are based upon the terms of the A. H. Belo Change in Control Severance Plan as of December 31, 2008. The actual amounts that would be paid upon a named executive officer’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the table that follows. Factors that could affect these amounts include the timing during the year of any such event, A. H. Belo’s or Belo’s stock price, as applicable, and the executive’s age.

The approximate value of the severance benefits available to each of the named executive officers under the A. H. Belo 2008 Incentive Compensation Plan or the A. H. Belo Change in Control Severance Plan, if he or she had been terminated, or had there been a change in control, on December 31, 2008, would have been as follows, based on a closing market price of $2.18 for A. H. Belo’s Series A common stock on December 31, 2008.

Potential Payments on Termination of Employment or Change in Control
at December 31, 2008
		Death, Disability
		or Retirement
		After Age 55
		with Three Years
Name and Description of Benefit	Change in Control	Service
(a)	(b)	(c)

Robert W. Decherd
Non-equity incentives(1)	$1,000,000	$—
Stock options	$15,600	$15,600
Time-based RSUs(2)	$116,874	$116,874
Performance-related RSUs(3)	$22,370	$22,370
Change in control severance plan payments	$3,327,893	$—

Total	$4,482,737	$154,844
James M. Moroney III
Non-equity incentives(1)	$385,000	$—
Stock options	$13,000	$13,000
Time-based RSUs(2)	$41,202	$41,202
Performance-related RSUs(3)	$5,710	$5,710
Change in control severance plan payments	$1,495,416	$—

Total	$1,940,328	$59,912

Donald F. (Skip) Cass, Jr.
Non-equity incentives(1)	$279,000	$—
Stock options	$13,000	$13,000
Time-based RSUs(2)	$31,479	$31,479
Performance-related RSUs(3)	$6,668	$6,668
Change in control severance plan payments	$1,235,367	$—

Total	$1,565,514	$51,147
Alison K. (Ali) Engel
Non-equity incentives(1)	$125,000	$—
Stock options	$11,700	$11,700
Time-based RSUs(2)	$10,128	$10,128
Performance-related RSUs(3)	$924	$924
Change in control severance plan payments	$829,849	$—

Total	$977,601	$22,752

Daniel J. Blizzard
Non-equity incentives(1)	$96,000	$—
Stock options	$6,500	$6,500
Time-based RSUs(2)	$7,155	$7,155
Performance-related RSUs(3)	$693	$693
Change in control severance plan payments	$572,430	$—

Total	$682,778	$14,348

(1)	In the event of a change in control, short-term, non-equity incentives (cash bonuses) are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date). Cash bonuses are not automatically paid for executives terminating under other circumstances. See “Compensation Discussion and Analysis — Change in Control and Severance Benefits” on page 41 of this proxy statement for a discussion of change in control events under the A. H. Belo 2008 Incentive Compensation Plan.

(2)	All unvested TBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all TBRSUs is accelerated and payment is made as soon as practicable.

(3)	All unvested PBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all earned but unvested PBRSUs is accelerated and payment is made as soon as practicable. In the event of a change in control, unearned PBRSUs are earned and paid at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date).

DIRECTOR COMPENSATION

Director Compensation for 2008

In July 2008, non-employee directors of A. H. Belo received an annual retainer package with a nominal value of $140,000. One-half of the A. H. Belo Board’s annual retainer was divided between options to purchase A. H. Belo Series B common stock and TBRSUs for A. H. Belo Series A common stock. The number of TBRSUs granted was derived from the closing market price of A. H. Belo Series A common stock on the date of the award. The number of options granted was determined based on a ratio of 3 options to each TBRSU awarded. The 3:1 ratio methodology was applied to avoid awarding a level of options larger than reasonable if the Black-Scholes option pricing model were strictly applied to determine the value of each option. As A. H. Belo’s stock price declined, the combination of the lower price plus an unusually low Black-Scholes option pricing model value, additionally influenced by the Company’s short trading history, would have resulted in a pool of shares much larger than would be granted in a normal situation. The alternative methodology of 3:1 (options: RSUs) was applied to adjust the award calculations to somewhat neutralize this effect. Awards were determined and made effective July 23, 2008. All references in the following tables to stock, stock options, and restricted stock units relate to awards of stock, stock options, and restricted stock units granted by A. H. Belo. Directors received the remaining amount of their annual retainer in cash.

A. H. Belo directors who served as Committee chairs in 2008 received an additional $10,000 in cash compensation. A. H. Belo reimburses all directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at A. H. Belo Board and Committee meetings. Robert Decherd, who serves as an executive officer of A. H. Belo, does not receive separate compensation for A. H. Belo Board service.

In connection with his appointment by President Barack Obama as Assistant to the President and Director of the White House Military Office, Louis Caldera tendered his resignation effective January 16, 2009 as an A. H. Belo director. Director nominee Ty Miller first stands for election as an A. H. Belo director in May 2009 and received no director compensation in 2008.

The following table sets forth compensation for each A. H. Belo non-employee director for service as an A. H. Belo director during the year ended December 31, 2008:

Director Compensation

	Fees Earned or Paid	Stock	Option
	in Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(2)	($)
(a)	(b)	(c)	(d)	(h)

Louis E. Caldera	$80,000	$15,430	$7,645	$103,075
Douglas G. Carlston	$80,000	$15,430	$7,645	$103,075
Dealey D. Herndon	$70,000	$15,430	$7,645	$93,075
Laurence E. Hirsch	$70,000	$15,430	$7,645	$93,075
David R. Morgan	$70,000	$15,430	$7,645	$93,075
John P. Puerner	$70,000	$15,430	$7,645	$93,075
J. McDonald Williams	$80,000	$15,430	$7,645	$103,075

(1)	The amounts indicated in column (c) for stock awards are based on the accounting expense recognized by A. H. Belo under the requirements of FAS 123R, which includes dividend equivalents. Expense is recorded over the one-year vesting period for each award beginning at the time of grant, which was July 23, 2008. The actual grant date fair value of these awards was $34,980 for each director. Once vested, the TBRSUs are paid two years later, on the anniversary date of the issue of the award which is three years from the initial grant date. Payment of vested RSUs is made 60 percent in shares of A. H. Belo Series A common stock and 40 percent in cash. A. H. Belo directors who voluntarily resign or retire from board service prior to the vesting of TBRSUs will receive a proportionate amount of the award based on actual service. Payment will be made on the normal payment date, which is three years from the date of the award. Vesting is accelerated and payment is made immediately for TBRSUs held by a director who becomes disabled or dies.

Following are the TBRSU holdings of each of A. H. Belo’s non-employee directors as of December 31, 2008:

			July 2008
			Award
	Award Payable in	Award Payable in	Payable in
	May 2009	May 2010	July 2011

Louis E. Caldera	441	346	3,591
Douglas G. Carlston	—	296	5,300
Dealey D. Herndon	441	346	5,300
Laurence E. Hirsch	441	346	5,300
David R. Morgan	—	—	5,300
John P. Puerner	—	—	5,300
J. McDonald Williams	441	346	5,300

(2)	Amounts indicated in column (d) for option awards represent the accounting expense recognized by A. H. Belo in 2008 under the requirements of FAS 123R for stock options held by non-employee directors. Using the alternative methodology of 3:1 (options:RSUs) described above, the grant date fair value for the option awards made to each A. H. Belo non-employee director was $35,002. For additional information with respect to the assumptions and valuation methodology for share-based compensation, see the Consolidated Financial Statements, Note 4 — “Long-Term Incentive Plan — Post-Distribution” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2008, filed with the Company’s Annual Report on Form 10-K. The option exercise price is equal to the closing market price of A. H. Belo Series A common stock on the date of grant. Options generally vest one year from the date of grant and expire ten years from the date of grant. Directors who are elected at a time other than at an annual meeting of shareholders receive a proportionate share of compensation relative to the service provided during an ordinary one-year term. Vesting and payment dates for equity awards are adjusted to coincide with dates of awards relative to the previous award dates. A. H. Belo directors who voluntarily resign from Board service prior to the vesting of options forfeit unvested options. Vesting is accelerated for options held by a director who retires at the Board’s mandatory retirement age of 68, becomes disabled, or dies. In any event, vested options remain exercisable for the original term of the award for all former directors. Following are the stock option holdings of each of A. H. Belo’s non-employee directors as of December 31, 2008:

	Outstanding	Exercisable
	Stock Options	Stock Options

Louis E. Caldera	25,922	10,022
Douglas G. Carlston	16,926	1,026
Dealey D. Herndon	29,509	13,609
Laurence E. Hirsch	45,414	29,514
David R. Morgan	15,900	—
John P. Puerner	15,900	—
J. McDonald Williams	34,052	18,152

Certain Relationships

A. H. Belo has a written Code of Business Conduct and Ethics, which sets forth A. H. Belo’s policy that all directors, officers, and employees avoid business and personal situations that may give rise to a conflict of interest. A “conflict of interest” under the Code occurs when an individual’s private interest significantly interferes or appears to significantly interfere with A. H. Belo’s interest. The Code provides that the Audit Committee (or its designee) is generally responsible for enforcement of the Code relating to members of the Board of Directors; and

A. H. Belo’s Management Committee (or its designee) is generally responsible for enforcement of the Code relating to officers and employees.

The A. H. Belo Board has adopted a written Related Person Transaction Policy and Procedures pursuant to which significant transactions involving the Company and related persons, as defined in Item 404(a) and accompanying instructions of Regulation S-K, are subject to review by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In connection with the spin-off, Belo and A. H. Belo entered into a Separation and Distribution Agreement, a Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement, effective as of the distribution date. Belo’s Dallas/Fort Worth television station, WFAA-TV, and The Dallas Morning News , owned by A. H. Belo, entered into agreements whereby each agrees to provide media content, cross-promotion and other services to the other on a mutually agreed-upon basis. Robert Decherd is chairman of the board, president and Chief Executive Officer of A. H. Belo, and chairman of the board of Belo. Jim Moroney, executive vice president of A. H. Belo and publisher and Chief Executive Officer of The Dallas Morning News, is an executive officer of A. H. Belo and a director of Belo. Dealey Herndon is a director of both Belo and A. H. Belo. Robert and Dealey, his sister, serve as directors of A. H. Belo and Belo. Jim Moroney is their second cousin.

The Company is not aware of any related person transactions that require disclosure.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2008 annual report to shareholders is being distributed with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 may be obtained without charge upon written or oral request to A. H. Belo Corporation, Attention: Donald F. Cass, Jr., Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200. Our Annual Report on Form 10-K is also available free of charge on www.ahbelo.com, along with our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and mailing costs. Unless you responded that you did not want to participate in householding, a single copy of this proxy statement and the 2008 annual report have been sent to your address. (Each shareholder will continue to receive a separate proxy voting form.) If you hold shares through a bank or brokerage firm and would like to receive a separate copy of this proxy statement and the 2008 annual report, please contact the Investor Relations Department of A. H. Belo Corporation (P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200), and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact the Householding Department of Broadridge Financial Solutions, Inc. by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling (800) 542-1061, and indicate your name and the name of each of your brokerage firms or banks where your shares are held. You may also have an opportunity to opt in or opt out of householding by following the instructions on your proxy voting form supplied with this proxy statement by your bank or broker.

How to Receive Future Proxy Statements and Annual Reports Online

You can elect to receive future A. H. Belo proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. Registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications simply by updating their shareholder account information through Investor ServiceDirect, which may be accessed via the Internet at www.bnymellon.com/shareowner/isd.

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When future proxy statements and annual reports become available, you will receive an e-mail notice instructing you on how to access them over the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 14, 2009

This proxy statement and the 2008 annual report are available at http://bnymellon.mobular.net/bnymellon/ahc. These documents are also posted on our Web site at www.ahbelo.com.

SHAREHOLDER PROPOSALS FOR 2010 MEETING

In order to propose business for consideration or nominate persons for election to the A. H. Belo Board, a shareholder must comply with the advance notice provisions of our bylaws. The bylaws provide that any such proposals or nominations must be submitted to us between February 13, 2010 and March 15, 2010 in order to be considered at the 2010 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2010 annual meeting may do so by submitting the proposal to the attention of A. H. Belo’s Secretary by no later than December 8, 2009 and following the procedures described in SEC Rule 14a-8.

Copies of the bylaws and SEC Rules 14a-4 and 14a-8 may be obtained by contacting A. H. Belo’s Secretary at P. O. Box 224866, Dallas, Texas 75222-4866, or by telephone at (214) 977-8200, and submissions pursuant to these provisions should be addressed to A. H. Belo’s Secretary at this same address.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

DONALD F. CASS, JR.
Secretary
Dated: April 3, 2009

EXHIBIT I

A. H. BELO
2008 INCENTIVE COMPENSATION PLAN

A. H. BELO

2008 INCENTIVE COMPENSATION PLAN

A. H. BELO

2008 INCENTIVE COMPENSATION PLAN

A. H. Belo Corporation, a Delaware corporation (“A. H. Belo”), establishes the A. H. Belo 2008 Incentive Compensation Plan (the “Plan”), effective as of the date on which Belo Corp. distributes to its shareholders all of the common stock of A. H. Belo (the “Distribution Date”).

1.  Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of A. H. Belo’s business, in order to serve the best interests of A. H. Belo and its shareholders.

2.  Term. The Plan will expire on the tenth anniversary of the Distribution Date.

3.  Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

(a) Appreciation Right means a right granted pursuant to Section 7.

(b) Award means the award of an Incentive Compensation Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares or Performance Units; or the grant or sale of Restricted Shares or Restricted Stock Units.

(c) Board means the Board of Directors of A. H. Belo.

(d) Change in Control means the occurrence of any of the following:

(i) individuals who, as of the effective date of the Plan, were members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the effective date of the Plan whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors will be considered as though such individual were an Incumbent Director, other than any such individual whose assumption of office after the effective date of the Plan occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board;

(ii) the consummation of (A) a merger, consolidation or similar form of corporate transaction involving the Company (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a Subsidiary), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such

Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or any Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (D) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (E) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of Section 3(d)(ii).

For purposes of applying the provisions of Section 3(d)(ii)(B)(2) and Section 3(d)(iv) at any time on or after the Effective Date, neither Robert W. Decherd nor any Person holding voting securities of the Continuing Entity or Company Voting Securities, as applicable, over which Robert W. Decherd has sole or shared voting power will be considered to be the beneficial owner of 30% or more of such voting securities or Company Voting Securities.

(e) Code means the Internal Revenue Code of 1986, as in effect from time to time.

(f) Committee means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 17, the Board.

(g) Common Stock means the Series A Common Stock, par value $.01 per share, and the Series B Common Stock, par value $.01 per share, of A. H. Belo or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14. Shares of Common Stock issued or transferred pursuant to the Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading in the principal market in which the Common Stock is then traded.

(h) Date of Grant means (i) with respect to Participants, the date specified by the Committee on which an Award will become effective and (ii) with respect to Directors, the date specified in Section 12.

(i) Director means a member of the Board who is not a regular full-time employee of A. H. Belo or any Subsidiary.

(j) Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of A. H. Belo and need not be signed by a representative of A. H. Belo or a Participant or a Director.

(k) Exchange Act means the Securities Exchange Act of 1934, as amended.

(l) Grant Price means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.

(m) Incentive Compensation Plan Bonus means an award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 11.

(n) Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award. Management Objectives may be described in terms of company-wide objectives (i.e., the performance of A. H. Belo and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within A. H. Belo or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management Objectives of any acquisition or disposition by A. H. Belo of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity and without regard to changes in applicable tax laws.

The Management Objectives applicable to any Award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to performance standards set by the Compensation Committee relating to or peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items):

(i) earnings per share;

(ii) earnings before interest, taxes, depreciation and amortization (EBITDA);

(iii) net income;

(iv) net operating profit;

(v) revenue;

(vi) operating margins;

(vii) share price;

(viii) total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock);

(ix) return on invested capital;

(x) return on shareholder equity;

(xi) return on assets;

(xii) working capital targets;

(xiii) cost reduction;

(xiv) debt reduction; and

(xv) industry specific measures of audience or revenue share.

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of A. H. Belo (other than an acquisition or disposition described in the first paragraph of this Section 3(n) or the manner in which A. H. Belo conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement.

(o) Market Value per Share means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

(p) Option Price means the purchase price per share payable on exercise of a Stock Option.

(q) Participant means a person who is selected by the Committee to receive benefits under the Plan and who is at that time (i) an executive officer or other key employee of A. H. Belo or any Subsidiary or (ii) the holder of a stock option or restricted stock units issued by Belo Corp. to whom A. H. Belo is obligated to issue a Stock Option and/or Restricted Stock Units pursuant to the terms of that certain Employee Matters Agreement dated as of the Distribution Date by and between Belo Corp. and A. H. Belo.

(r) Performance Share means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 10.

(s) Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for an Incentive Compensation Plan Bonus will be a period of 12 months, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

(t) Performance Unit means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Section 10.

(u) Restricted Shares means shares of Common Stock granted or sold pursuant to Section 8 as to which neither the ownership restrictions nor the restrictions on transfer have expired.

(v) Restricted Stock Units means an award pursuant to Section 9 of the right to receive shares of Common Stock at the end of a specified deferral period, subject to the satisfaction of certain conditions.

(w) Rule 16b-3 means Rule 16b-3 under Section 16 of the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

(x) Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

(y) Stock Option means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 6.

(z) Subsidiary means (i) any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by A. H. Belo, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by A. H. Belo and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by A. H. Belo.

4.  Shares Available Under Plan.  The number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Appreciation Rights or Stock Options, (ii) as Restricted Shares and released from all restrictions, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares, Performance Units or Incentive Compensation Plan Bonuses will not exceed in the aggregate 8 million shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares of Common Stock available under this Section 4 will be subject to adjustment as provided in Section 14 and will be further adjusted to include shares that (i) relate to Awards that expire or are forfeited or (ii) are transferred, surrendered or relinquished to or withheld by A. H. Belo in satisfaction of any Option Price or in satisfaction of any tax withholding amount. Upon payment in cash of the benefit provided by any Award, any shares that were covered by that Award will again be available for issue or transfer under the Plan.

5.  Limitations on Awards.  Awards under the Plan will be subject to the following limitations:

(a) No more than an aggregate of 4 million shares of Common Stock, subject to adjustment as provided in Section 4, will be issued or transferred as Restricted Shares and Restricted Stock Units (excluding the award of any Restricted Shares or Restricted Stock Units to Directors pursuant to Section 12).

(b) No more than 8 million shares of Common Stock, subject to adjustment only as provided in Section 14, will be issued pursuant to Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code.

(c) The maximum aggregate number of shares of Common Stock that may be subject to Stock Options, Appreciation Rights, Restricted Stock Units, Performance Shares or Restricted Shares granted or sold to a Participant during any calendar year will not exceed 800,000 shares, subject to adjustment only as provided in Section 14. The foregoing limitation will apply without regard to whether the applicable Award is settled in cash or in shares of Common Stock.

(d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $5 million.

(e) The payment of an Incentive Compensation Plan Bonus to any Participant will not exceed $5 million.

6.  Stock Options.  The Committee may from time to time authorize grants to any Participant and, subject to Section 12, to any Director of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Section 6. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it relates.

(b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to A. H. Belo, (ii) by the actual or constructive transfer to A. H. Belo of shares of Common Stock owned by the Participant or Director for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing A. H. Belo to withhold a number of shares of Common Stock otherwise issuable to the Participant or Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that A. H. Belo is prohibited from purchasing or acquiring such shares of Common Stock.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant or Director whether or not any Stock Options or other Awards previously granted to such Participant or Director remain unexercised or outstanding.

(f) Each grant will specify the required period or periods of continuous service by the Participant or Director with A. H. Belo or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.

(g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

(h) Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

(i) Stock Options may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

(j) On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(k) No Stock Option will be exercisable more than ten years from the Date of Grant.

(l) The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants or Directors, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.

(m) Any grant may provide for the effect on the Stock Options or any shares of Common Stock issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.

(n) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the

Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

7.  Appreciation Rights.  The Committee may also from time to time authorize grants to any Participant and, subject to Section 12, to any Director of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant or Director to receive from A. H. Belo upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

(b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

(c) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Market Value per Share equal to the Spread or (iii) in a combination thereof, as determined by the Committee in its discretion.

(d) Any grant may specify that the amount payable to the Participant or Director on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

(e) Successive grants may be made to the same Participant or Director whether or not any Appreciation Rights or other Awards previously granted to such Participant or Director remain unexercised or outstanding.

(f) Each grant will specify the required period or periods of continuous service by the Participant or Director with A. H. Belo or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable.

(g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.

(h) Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

(i) On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(j) No Appreciation Right will be exercisable more than ten years from the Date of Grant.

(k) Any grant may provide for the effect on the Appreciation Rights or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.

(l) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

8.  Restricted Shares.  The Committee may also from time to time authorize grants or sales to any Participant and, subject to Section 12, to any Director of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 8. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant or Director in consideration of the performance of services, entitling such Participant or Director to voting and other ownership rights, but subject to the restrictions set forth in this Section 8. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant or Director that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b) Each grant or sale may limit the Participant’s or Director’s dividend rights during the period in which the shares of Restricted Shares are subject to any such restrictions.

(c) Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section.

(d) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares.

(e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

(f) Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of A. H. Belo or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).

(g) Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.

(h) Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

9.  Restricted Stock Units.  The Committee may also from time to time authorize grants or sales to any Participant and, subject to Section 12, to any Director of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this Section 9. Each grant or sale will constitute the agreement by A. H. Belo to issue or transfer shares of Common Stock to the Participant or Director in the future in consideration of the performance of services, subject to the fulfillment of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant or sale may be made without additional consideration from the Participant or Director or in consideration of a payment by the Participant or Director that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b) Each grant or sale will provide that the Restricted Stock Units will be subject to a deferral period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other similar transaction or event.

(c) During the deferral period, the Participant or Director will not have any right to transfer any rights under the Restricted Stock Units, will not have any rights of ownership in the Restricted Stock Units and will not have any right to vote the Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.

(d) Any grant or sale may provide for the effect on the Restricted Stock Units or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.

(e) Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

10.  Performance Shares and Performance Units.  The Committee may also from time to time authorize grants to any Participant and, subject to Section 12, to any Director of Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 10. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it relates.

(b) The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant.

(c) Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.

(f) On or after the Date of Grant, the Committee may provide for the payment to the Participant or Director of dividend equivalents on Performance Shares in cash or Common Stock on a current, deferred or contingent basis.

(g) Any grant may provide for the effect on the Performance Shares or Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of A. H. Belo or any Subsidiary.

(h) Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a Change in Control or other similar transaction or event and provisions relating to the Participant’s termination of employment or Director’s termination of service by reason of retirement, death, disability or otherwise.

11.  Incentive Compensation Plan Bonuses.  The Committee may from time to time authorize payment of annual incentive compensation in the form of an Incentive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives. Incentive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine, subject to the following provisions:

(a) The Committee will specify the Management Objectives that, if achieved, will result in the payment of the Incentive Compensation Plan Bonus.

(b) The amount of the Incentive Compensation Plan Bonus will be determined by the Committee based on the level of achievement of the specified Management Objectives. The Incentive Compensation Plan Bonus will be paid to the Participant following the close of the calendar year in which the Performance Period relating to the Incentive Compensation Plan Bonus ends, but not later than the 15th day of the third month following the end of such calendar year, provided the Participant continues to be employed by A. H. Belo or a Subsidiary on the Incentive Compensation Plan Bonus payment date (unless such employment condition is waived by the Company).

(c) Payment of the Incentive Compensation Plan Bonus may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Incentive Compensation Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(d) If a Change in Control occurs during a Performance Period, the Incentive Compensation Plan Bonus payable to each Participant for the Performance Period will be determined at the target level of achievement of the Management Objectives, without regard to actual performance, or, if greater, at the actual level of achievement at the time of the closing of the Change in Control, in both instances without proration for less than a full Performance Period. The Incentive Compensation Bonus will be paid not later than 60 days after the closing of the Change in Control.

(e) Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.

12.  Awards for Directors.

(a) On the date of (i) the 2008 annual meeting of Belo Corp. shareholders and (ii) each annual meeting of A. H. Belo shareholders occurring after 2008, or such other time as the Compensation Committee determines and approves, each Director will be granted (i) an Award that has a fair market value (as hereinafter determined) on the Date of Grant equal to 50% of the Director’s annual compensation from A. H. Belo and (ii) if the Director so elects, an Award that has a fair market value on the Date of Grant equal to all or any portion of the Director’s remaining annual compensation from A. H. Belo. Any such election will be irrevocable when made and, to the extent the Director’s election will result in a deferral of compensation subject to Section 409A of the Code, must be made by the Director in writing no later than the last day of the calendar year immediately preceding the calendar year in which the date of the annual shareholders meeting occurs. The form of the Award will be determined by the Committee in its discretion; provided, however, that unless the Committee determines and approves otherwise, Awards made to Directors will be in the form of Stock Options. For purposes of this Section 12, the date of an annual meeting of shareholders of A. H. Belo is the date on which the meeting is convened.

(b) An Award granted to a Director pursuant to this Section 12 will constitute payment of all or a portion of the Director’s annual compensation for services to be performed by the Director for the 12-month period beginning on the date of the annual meeting of shareholders on which the Award is granted. If, however, a Director is elected to the Board as of a date other than the date of an annual meeting of A. H. Belo shareholders, (i) the Director’s annual compensation will be prorated based on the number of days remaining in the year in which the Director is elected to the Board (for this purpose the year will begin on the date of the annual meeting of shareholders immediately preceding the date of the Director’s election to the Board) and (ii) 50% of the Director’s prorated annual compensation will be paid in the form of an Award valued on the date of the Director’s election to the Board, subject to the Director’s election to receive up to 100% of his or her prorated annual compensation in the form of an Award valued on such date. Any such election will be irrevocable when made; and to the extent the Director’s election will result in a deferral of compensation subject to Section 409A of the Code, must be made no later than 30 days after the date of the Director’s election to the Board and will apply only to compensation paid for services to be performed by the Director after the date of his written election. Any portion of a Director’s compensation from A. H. Belo that is not paid to the Director in the form of an Award will be paid in cash on the date of the annual meeting of shareholders or the date of the Director’s election to the Board, as applicable.

(c) For purposes of this Section 12:

(i) the fair market value of a Stock Option or an Appreciation Right awarded to a Director will be determined by the Committee using the Black-Scholes Option Pricing Model; a generally accepted binomial pricing model that takes into account as of the Date of Grant (A) the Option Price or Grant Price, as applicable, (B) the expected term of the Stock Option or Appreciation Right, (C) the Market Value per Share of the Common Stock on the Date of Grant, (D) the volatility of the Common Stock, (E) the expected dividends on the Common Stock and (F) the risk-free interest rate for the expected term of the Stock Option or Appreciation Right; or any other pricing model used by A. H. Belo to value Stock Options for financial reporting purposes;

(ii) the fair market value of a Restricted Stock Unit, a Restricted Share or a Performance Share awarded to a Director will be equal to the Market Value per Share of the Common Stock on the Date of Grant without regard to any restrictions, limitations or conditions with respect to such Award; and

(iii) the fair market value of a Performance Unit awarded to a Director will be its stated value.

13.  Transferability.  Unless the Committee determines otherwise on or after the Date of Grant, (i) no Award will be transferable by a Participant or Director other than by will or the laws of descent and distribution, and (ii) no Stock Option or Appreciation Right granted to a Participant or Director will be exercisable during the Participant’s or Director’s lifetime by any person other than the Participant or Director, or such person’s guardian or legal representative.

14.  Adjustments.  The Committee will make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Section 4 and Section 5, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Performance Shares and Restricted Stock Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer) as is equitably required to prevent dilution or enlargement of the rights of Participants and Directors that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of A. H. Belo, or (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction, equity restructuring or other event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced.

15.  Fractional Shares.  A. H. Belo will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

16.  Withholding Taxes.  To the extent that A. H. Belo is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to A. H. Belo for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to A. H. Belo for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of A. H. Belo satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award. However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy A. H. Belo’s withholding obligation.

17.  Administration of the Plan.

(a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of two or more Directors appointed by the Board, all of whom (i) will meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange on which the Common Stock is traded and (ii) will qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

18.  Amendments and Other Matters.

(a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of A. H. Belo if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), Rule 16b-3 or Section 162(m) of the Code.

(b) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the shareholders of A. H. Belo. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the shareholders of A. H. Belo. This Section 18(b) is intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 14.

(c) The Committee may also permit Participants and Directors to elect to defer the issuance of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(d) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

(e) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with A. H. Belo or any Subsidiary, nor will it interfere in any way with any right A. H. Belo or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

19.  Governing Law.  The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

FIRST AMENDMENT TO

A. H. BELO

2008 INCENTIVE COMPENSATION PLAN

A. H. Belo Corporation, pursuant to authorization of the Compensation Committee of the Board of Directors, adopts the following amendment to the A. H. Belo 2008 Incentive Compensation Plan (the “Plan”).

1. Subsection (c) (i) of Section 12 of the Plan is amended in its entirety to read as follows:

(i) the fair market value of a Stock Option or an Appreciation Right awarded to a Director will be determined by the Committee using the Black-Scholes Option Pricing Model; a generally accepted binomial pricing model that takes into account as of the Date of Grant (A) the Option Price or Grant Price, as applicable, (B) the expected term of the Stock Option or Appreciation Right, (C) the Market Value per Share of the Common Stock on the Date of Grant, (D) the volatility of the Common Stock, (E) the expected dividends on the Common Stock and (F) the risk-free interest rate for the expected term of the Stock Option or Appreciation Right; or any other pricing model approved by the Compensation Committee; used by A. H. Belo to value Stock Options, provided that such other pricing model shall not be used if it would result in the granting of Stock Options or Appreciation Rights to purchase a greater number of shares of Common Stock than would be granted under the Black-Scholes Option Pricing Model.

2. The foregoing amendments will be effective as of July 23, 2008.

Executed at Dallas, Texas as of this 23rd day of July, 2008.

A. H. BELO CORPORATION

By:	/s/ Sheila Hartley
Sheila Hartley
Vice President/Human Resources

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS
Excerpted from A. H. Belo Corporation
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on A. H. Belo’s Web site at www.ahbelo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
A. H. Belo Corporation, Attention: Donald F. Cass, Jr., Secretary,
P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200.

Board Composition & Qualifications

Majority Voting in the Election of Directors
If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election, or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

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APPENDIX B

INDEPENDENCE STANDARDS
Excerpted from A. H. Belo Corporation
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on A. H. Belo’s Web site at www.ahbelo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
A. H. Belo Corporation, Attention: Donald F. Cass, Jr., Secretary,
P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200.

Board Composition & Qualifications

Independence
A majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees

Number, Structure and Independence of Committees
The Board has three standing committees:  Audit, Compensation, and Nominating and Corporate Governance. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit Committee must meet additional independence criteria described in Attachment A to these Guidelines.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with A. H. Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with A. H. Belo. For purposes of these standards, “A. H. Belo” means A. H. Belo Corporation and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of A. H. Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of A. H. Belo;

3.	(a) neither the director nor a member of the director’s immediate family is a current partner of A. H. Belo’s outside auditing firm; (b) the director is not a current employee of A. H. Belo’s outside auditing firm; (c) no member of the director’s immediate family is a current employee of A. H. Belo’s outside auditing firm participating in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of A. H. Belo’s outside auditing firm and personally worked on A. H. Belo’s audit within that time;

4.	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of A. H. Belo served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;

5.	neither the director nor a member of the director’s immediate family has received, during any 12-month period in the past three years, any direct compensation payments from A. H. Belo in excess of $100,000, other than compensation for Board service, compensation received by the director’s immediate family

B-1

member for service as a non-executive employee of A. H. Belo, and pension or other forms of deferred compensation for prior service;

6.	the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from A. H. Belo, or during any of the last three fiscal years has made payments to or received payments from A. H. Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

7.	the director is not an executive officer of a non-profit organization to which A. H. Belo makes or in the past three fiscal years has made, payments (including contributions) that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.	the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which A. H. Belo was indebted at the end of A. H. Belo’s last full fiscal year in an aggregate amount in excess of 2% of A. H. Belo’s total consolidated assets at the end of such fiscal year;

9.	the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that A. H. Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.	the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for A. H. Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that A. H. Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in A. H. Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from A. H. Belo Corporation or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with A. H. Belo; or (2) is “an affiliated person” of A. H. Belo Corporation or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

B-2

AH BELO-PS-09

NOTICE TO PARTICIPANTS
IN THE
A. H. BELO SAVINGS PLAN
(the “Savings Plan”)

Dear Savings Plan Participant:

You should have received by separate correspondence a Notice of Internet Availability of Proxy Materials (the “Notice”) informing you of your ability to access the A. H. Belo Corporation (“A. H. Belo”) proxy materials on the Web site referred to in the Notice or to request to receive a printed set of the proxy materials. The proxy materials relate to the A. H. Belo annual meeting of shareholders to be held on May 14, 2009. The annual meeting will be held for the purpose of electing four directors, approving the A. H. Belo 2008 Incentive Compensation Plan, ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of the Savings Plan, can vote the shares of A. H. Belo stock held by the Savings Plan. However, under the terms of the Savings Plan, you are entitled to instruct the trustee how to vote the shares of A. H. Belo stock that were allocated to your plan account at the close of business on March 19, 2009.

The Notice you received includes instructions on how to access the proxy materials and how to provide your voting instructions to the plan trustee via the Internet. It also provides information on how to request a printed set of the proxy materials, including a voting instruction card. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the Notice, by using the toll-free telephone number provided in the proxy materials, or, if you opt to receive paper copies, by completing the voting instruction card and returning it in the envelope provided.

The trustee will vote all A. H. Belo shares held by the Savings Plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 12, 2009, unless the trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your plan shares FOR all nominees standing for election as directors, FOR approval of the A. H. Belo 2008 Incentive Compensation Plan, and FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. In addition, at its discretion, the trustee of the Savings Plan is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to the trustee are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of A. H. Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct the trustee to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, the trustee must establish a cut-off date for receipt of voting instructions. The cut-off date is May 12, 2009. The trustee cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 12, 2009. If the trustee does not receive timely instructions from you with respect to your plan shares, the trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in the Savings Plan.

Further Information

If you are a direct shareholder of A. H. Belo, please note that there is a separate proxy card with respect to your directly-owned shares. You must vote your directly-owned shares and your plan shares separately, either by returning the proxy card and voting instruction card by mail, or by separately voting by Internet or telephone with respect to your directly-held and your plan shares. You may not use the proxy card or the voter identification information with respect to your directly-held shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct the trustee how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

April 3, 2009

FIDELITY MANAGEMENT TRUST COMPANY
as Trustee of the A. H. BELO SAVINGS PLAN

AH BELO-LTR-B-09

NOTICE TO PARTICIPANTS
IN THE
BELO SAVINGS PLAN
(the “Savings Plan”)

Dear Savings Plan Participant:

You should have received by separate correspondence a Notice of Internet Availability of Proxy Materials (the “Notice”) informing you of your ability to access the A. H. Belo Corporation (“A. H. Belo”) proxy materials on the Web site referred to in the Notice or to request to receive a printed set of the proxy materials. The proxy materials relate to the A. H. Belo annual meeting of shareholders to be held on May 14, 2009. The annual meeting will be held for the purpose of electing four directors, approving the A. H. Belo 2008 Incentive Compensation Plan, ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of the Savings Plan, can vote the shares of A. H. Belo stock held by the Savings Plan. However, under the terms of the Savings Plan, you are entitled to instruct the trustee how to vote the shares of A. H. Belo stock that were allocated to your plan account at the close of business on March 19, 2009.

The Notice you received includes instructions on how to access the proxy materials and how to provide your voting instructions to the plan trustee via the Internet. It also provides information on how to request a printed set of the proxy materials, including a voting instruction card. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the Notice, by using the toll-free telephone number provided in the proxy materials, or, if you opt to receive paper copies, by completing the voting instruction card and returning it in the envelope provided.

The trustee will vote all A. H. Belo shares held by the Savings Plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 12, 2009, unless the trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your plan shares FOR all nominees standing for election as directors, FOR approval of the A. H. Belo 2008 Incentive Compensation Plan, and FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. In addition, at its discretion, the trustee of the Savings Plan is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to the trustee are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of A. H. Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct the trustee to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, the trustee must establish a cut-off date for receipt of voting instructions. The cut-off date is May 12, 2009. The trustee cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 12, 2009. If the trustee does not receive timely instructions from you with respect to your plan shares, the trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in the Savings Plan.

Further Information

If you are a direct shareholder of A. H. Belo, please note that there is a separate proxy card with respect to your directly-owned shares. You must vote your directly-owned shares and your plan shares separately, either by returning the proxy card and voting instruction card by mail, or by separately voting by Internet or telephone with respect to your directly-held and your plan shares. You may not use the proxy card or the voter identification information with respect to your directly-held shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct the trustee how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

April 3, 2009

FIDELITY MANAGEMENT TRUST COMPANY
as Trustee of the BELO SAVINGS PLAN

AH BELO-LTR-A-09

Please mark your votes as indicated in X this example WITHHOLD 1. ELECTION3OF3DIRECTORS FOR AUTHORITY ALL FROM ALL Nominees: NOMINEES NOMINEES *EXCEPTIONS FOR AGAINST ABSTAIN Class I directors (term expires in 2012) 01 Douglas G. Carlston 2. Proposal to approve the A. H. Belo 2008 Incentive 02 Dealey D. Herndon Compensation Plan. 03 David R. Morgan Class III director (term expires in 2011) 3. Ratification of the appointment of KPMG LLP as the 04 Tyree B. (Ty) Miller Company3s independent registered public accounting firm. 4. At the discretion of such proxy holders on any other matter that properly may come (INSTRUCTIONS: To withhold authority to vote for any before the meeting or any adjournment or postponement thereof. individual nominee, mark the “Exceptions” box above and This proxy, when properly completed and returned, will be voted in the manner write the name of the nominee(s) in the space provided below.) directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” all nominees standing for election as directors, “FOR” approval of *Exceptions the A. H. Belo 2008 Incentive Compensation Plan, “FOR” the ratification of the appointment of KPMG LLP as the Company3s independent registered public accounting firm and in the proxy holders3 discretion on any other matter presented at the meeting. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date. INTERNET http://www.proxyvoting.com/ahc Use the Internet to vote your proxy. A. H. BELO CORPORATION Have your proxy card in hand when you access the Web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, Important notice regarding the Internet availability of signed and returned your proxy card. proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/ahc 46140

A. H. BELO CORPORATION PROXY Annual Meeting of Shareholders – To be held May 14, 2009 THE BOARD OF DIRECTORS OF A. H. BELO CORPORATION SOLICITS THIS PROXY The undersigned hereby appoints Robert W. Decherd, Donald F. (Skip) Cass, Jr. and Alison K. (Ali) Engel, or any one or more of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of A. H. Belo Corporation held of record by the undersigned on March 19, 2009, at the 2009 Annual Meeting of Shareholders, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” APPROVAL OF THE A. H. BELO 2008 INCENTIVE COMPENSATION PLAN, “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY3S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE PROXY HOLDERS3 DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING. (Continued and to be marked, dated and signed, on the other side) BNY MELLON SHAREOWNER SERVICES Address Change/Comments P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your BNY Mellon Shareowner Services account online. Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for A. H. Belo Corporation now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Please mark your votes as indicated in X this example WITHHOLD FOR AUTHORITY 1. ELECTION OF DIRECTORS ALL FROM_ALL Nominees: NOMINEES NOMINEES *EXCEPTIONS FOR AGAINST ABSTAIN Class I directors (term expires in 2012) 01 Douglas G. Carlston 2. Proposal to approve the A. H. Belo 2008 Incentive 02 Dealey D. Herndon Compensation Plan. 0 3 David R. Morgan Class III director (term expires in 2011) 3._Ratification of the appointment of KPMG LLP as the 04 Tyree B. (Ty) Miller Company’s independent registered public accounting firm. 4._At the discretion of the trustee on any other matter that properly may come before the (INSTRUCTIONS:___To___withhold___authority___to___vote_ for___any___meeting or any adjournment or postponement thereof. individual_nominee,_mark_the_“Exceptions”_box_above_and_ The_trustee_of_the_Savings_Plan_is_hereby_instructed_to_vote_in_the_manner_described write_the_name_of_the_nominee(s)_in_the_space_provided_below.) herein,_or_if_no_direction_is_made,_this_proxy_will_be_voted_“FOR”_all_nominees_standing for_election_as_directors,_“FOR”_approval_of_the_A._H._Belo2008_Incentive_Compensation *Exceptions Plan,_“FOR”_the_ratification_of_the_appointment_of_KPMG_LLP_as_the_Company’s independent_registered_public_accounting_firm_and_in_the_trustee’s_discretion_on_any_other ___matter_presented_at_the_meeting. Mark Here for Address Change or Comments SEE_REVERSE Signature Signature Date I_hereby_authorize_Fidelity_Management_Trust_Company,_as_trustee_under_the_Savings_Plan,_to_vote_the _full_shares_of_A._H._Belo_common_stock_credited_to_my_plan_account_at_the2009_Annual_Meeting_in accordance_with_instructions_given_above.___The_trustee_has_appointed_BNY_Mellon_Shareowner_Services_ as_agent_to_tabulate_the_votes. FOLD_AND_DETACH_HERE WE_ENCOURAGE_YOU_TO_TAKE_ADVANTAGE_OF_INTERNET_OR_TELEPHONE_VOTING, BOTH_ARE_AVAILABLE24_HOURS_A_DAY,7_DAYS_A_WEEK. Voting instructions must be received by 11:59 PM Eastern Time on May 12, 2009. INTERNET http://www.proxyvoting.com/ahc Use the Internet to vote. Have your A._H._BELO CORPORATION___Voting Instruction Card in hand when you access the Web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have your Voting Instruction Card in hand when you call. If you vote by Internet or by telephone, you do NOT need to mail back your Voting Instruction Card. To vote by mail, mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope. Your_Internet_or_telephone_vote_authorizes_the_trustee_of_the Savings_Plan_to_vote_your_shares_in_the_same_manner_as_if_you Important notice regarding the Internet availability of marked,_signed_and_returned_your_Voting_Instruction_Card. proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/ahc 47444-rd

VOTING_INSTRUCTIONS_TO FIDELITY_MANAGEMENT_TRUST_COMPANY(“Fidelity”)_as Trustee_of_the_A._H._Belo_Savings_Plan (the_“Savings_Plan”) A._H._Belo_Corporation_Annual_Meeting_of_Shareholders—_To_be_held_May14,2009 TO_PARTICIPANTS_IN_THE_SAVINGS_PLAN: As a participant in the Savings Plan, you may instruct Fidelity, as the trustee of the Savings Plan, how to vote the shares of A. H. Belo Corporation (“A. H. Belo”) common stock allocated to your plan account at the 2009 Annual Meeting of Shareholders, and any adjournment or postponement thereof. This voting instruction card, when properly completed and returned by you, will constitute instructions to Fidelity to vote the shares of A. H. Belo common stock credited to your plan account as of March 19, 2009. Your instructions to Fidelity will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of A. H. Belo. Please use the other side of this form in giving your instructions. If Fidelity has not received your voting instructions by May 12, 2009, your plan shares will be voted by Fidelity in the same proportion as those shares for which voting instructions have been timely received with respect to the Savings Plan. If you sign, date and return a voting instruction card but do not check any boxes on the card, Fidelity will vote your plan shares “FOR” all nominees standing for election as directors, “FOR” approval of the A. H. Belo 2008 Incentive Compensation Plan, “FOR” the ratification of the appointment of KPMG LLP as A. H. Belo’s independent registered public accounting firm, and in Fidelity’s discretion on any other matter presented at the meeting. (Continued_and_to_be_marked,_dated_and_signed,_on_the_other_side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 Address_Change/Comments___SOUTH HACKENSACK, NJ 07606-9250 (Mark_the_corresponding_box_on_the_reverse_side) FOLD_AND_DETACH_HERE YOUR_VOTING_INSTRUCTION_CARD_FOR_A._H._BELO_CORPORATION_SHARES_ HELD_IN_YOUR_A._H._BELO_SAVINGS_PLAN_ACCOUNT___IS_ATTACHED_ABOVE 47444-rd

Please mark your votes as indicated in X this example WITHHOLD 1. ELECTION3OF3DIRECTORS FOR AUTHORITY ALL FROM ALL Nominees: NOMINEES NOMINEES *EXCEPTIONS FOR AGAINST ABSTAIN Class I directors (term expires in 2012) 01 Douglas G. Carlston 2. Proposal to approve the A. H. Belo 2008 Incentive 02 Dealey D. Herndon Compensation Plan. 03 David R. Morgan Class III director (term expires in 2011) 3. Ratification of the appointment of KPMG LLP as the 04 Tyree B. (Ty) Miller Company3s independent registered public accounting firm. 4. At the discretion of the trustee on any other matter that properly may come before the (INSTRUCTIONS: To withhold authority to vote for any meeting or any adjournment or postponement thereof. individual nominee, mark the “Exceptions” box above and The trustee of the Savings Plan is hereby instructed to vote in the manner described write the name of the nominee(s) in the space provided below.) herein, or if no direction is made, this proxy will be voted “FOR” all nominees standing for election as directors, “FOR” approval of the A. H. Belo 2008 Incentive Compensation *Exceptions Plan, “FOR” the ratification of the appointment of KPMG LLP as the Company3s independent registered public accounting firm and in the trustee3s discretion on any other matter presented at the meeting. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date I hereby authorize Fidelity Management Trust Company, as trustee under the Savings Plan, to vote the full shares of A. H. Belo common stock credited to my plan account at the 2009 Annual Meeting in accordance with instructions given above. The trustee has appointed BNY Mellon Shareowner Services as agent to tabulate the votes. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Voting instructions must be received by 11:59 PM Eastern Time on May 12, 2009. INTERNET http://www.proxyvoting.com/ahc Use the Internet to vote. Have your A. H. BELO CORPORATION Voting Instruction Card in hand when you access the Web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have your Voting Instruction Card in hand when you call. If you vote by Internet or by telephone, you do NOT need to mail back your Voting Instruction Card. To vote by mail, mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the trustee of the Savings Plan to vote your shares in the same manner as if you Important notice regarding the Internet availability of marked, signed and returned your Voting Instruction Card. proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/ahc

VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY (“Fidelity”) as Trustee of the A. H. Belo Savings Plan (the “Savings Plan”) A. H. Belo Corporation Annual Meeting of Shareholders – To be held May 14, 2009 TO PARTICIPANTS IN THE SAVINGS PLAN: As a participant in the Savings Plan, you may instruct Fidelity, as the trustee of the Savings Plan, how to vote the shares of A. H. Belo Corporation (“A. H. Belo”) common stock allocated to your plan account at the 2009 Annual Meeting of Shareholders, and any adjournment or postponement thereof. This voting instruction card, when properly completed and returned by you, will constitute instructions to Fidelity to vote the shares of A. H. Belo common stock credited to your plan account as of March 19, 2009. Your instructions to Fidelity will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of A. H. Belo. Please use the other side of this form in giving your instructions. If Fidelity has not received your voting instructions by May 12, 2009, your plan shares will be voted by Fidelity in the same proportion as those shares for which voting instructions have been timely received with respect to the Savings Plan. If you sign, date and return a voting instruction card but do not check any boxes on the card, Fidelity will vote your plan shares “FOR” all nominees standing for election as directors, “FOR” approval of the A. H. Belo 2008 Incentive Compensation Plan, “FOR” the ratification of the appointment of KPMG LLP as A. H. Belo3s independent registered public accounting firm, and in Fidelity3s discretion on any other matter presented at the meeting. (Continued and to be marked, dated and signed, on the other side) BNY MELLON SHAREOWNER SERVICES Address Change/Comments P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE YOUR VOTING INSTRUCTION CARD FOR A. H. BELO CORPORATION SHARES HELD IN YOUR A. H. BELO SAVINGS PLAN ACCOUNT IS ATTACHED ABOVE